                                                 Filed Pursuant to Rule 424(b)2
                                                      Registration No. 33-64697

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 7, 1995)

                                 $119,869,000

                               [GATX RAIL LOGO]

                           2000-1 Pass Through Trust

                   PASS THROUGH CERTIFICATES, SERIES 2000-1

                               ----------------

GATX Rail Corporation is issuing, through a pass through trust, Series 2000-1 Pass Through Certificates as part of two leveraged lease transactions. The proceeds from the sale of the Certificates will be used to finance the acquisition by two owner trusts of 2,718 railroad tank cars and covered hopper cars from GATX Rail Corporation. The owner trusts will then lease the railcars back to GATX Rail Corporation.

Interest on the Certificates will be payable semiannually on each January 13 and July 13, beginning July 13, 2000. The initial payment of principal is due to be paid on July 13, 2002, and additional principal amounts will be due and payable on either January 13 or July 13, or both, each year thereafter until the Certificates are paid in full.

The Certificates represent undivided interests in the assets of the pass through trust and do not represent interests in or obligations of GATX Rail Corporation or any of its affiliates.

                               ----------------

                                                       Final Expected
                                 Principal   Interest   Distribution   Price to
Pass Through Certificates          Amount      Rate         Date       Public(1)
-------------------------       ------------ -------- ---------------- ---------
Series 2000-1.................. $119,869,000   8.10%  January 13, 2020    100%

--------
(1) Plus accrued interest, if any, from the date of issuance.

                               ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase all of the Certificates, if any are purchased, subject to the satisfaction of certain conditions. The aggregate proceeds from the sale of the Certificates will be $119,869,000. GATX Rail Corporation will cause to be paid to the underwriters a commission of $779,148. Morgan Stanley & Co. Incorporated expects to deliver the Certificates to purchasers on April 13, 2000. The Certificates will not be listed on any national securities exchange.

                               ----------------

MORGAN STANLEY DEAN WITTER

                                                      CREDIT SUISSE FIRST BOSTON

April 5, 2000

                               TABLE OF CONTENTS

          Prospectus Supplement
                                      Page
                                      ----
Presentation of Information.........   S-2
Summary.............................   S-3
Diagram of Payments.................   S-9
Use of Proceeds.....................  S-10
Capitalization......................  S-11
Summary Financial Information.......  S-12
Description of Business.............  S-12
Formation of the Pass Through
 Trust..............................  S-17
Description of the Certificates.....  S-18
Pool Factors........................  S-20
Description of the Equipment Notes..  S-21
ERISA Considerations................  S-36
Certain Tax Aspects.................  S-37
Certain Illinois Taxes..............  S-38
Underwriting........................  S-39
Legal Opinions......................  S-40

    Prospectus Dated December 7, 1995
                                      Page
                                      ----
Available Information...............    2
Documents Incorporated by
 Reference..........................    2
The Company.........................    3
Formation of the Trusts.............    4
Use of Proceeds.....................    4
Description of the Pass Through
 Certificates.......................    5
Description of the Equipment Notes..   15
ERISA Considerations................   19
Federal Income Tax Consequences.....   19
Certain Illinois Taxes..............   22
Plan of Distribution................   22
Legal Opinions......................   23
Experts.............................   23
Glossary of Certain Terms..... Appendix I

                          PRESENTATION OF INFORMATION

   These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Certificates that GATX Rail Corporation is currently offering, and (b) the accompanying prospectus, which provides general information about GATX Rail Corporation pass through certificates, some of which may not apply to the Certificates that are currently being offered. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

   At varying places in this prospectus supplement and the prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the Table of Contents above. All cross references in the prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

                               ----------------

   You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. GATX Rail Corporation is offering to sell the Certificates and seeking offers to buy the Certificates, only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, taken together, is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sales of the Certificates.

                                    SUMMARY

   This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about GATX Corporation and GATX Rail Corporation, you should read this entire prospectus supplement and the accompanying prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of the prospectus. See "Documents Incorporated by Reference" in the prospectus.

                                                Summary of Terms of Certificates
                                                --------------------------------
Aggregate Face Amount..........................                $119,869,000
Ratings:
  Moody's......................................                          A3
  Standard & Poor's............................                          A-
Initial Average Life (in years)................                        11.7
Regular Distribution Dates.....................      January 13 and July 13
Initial Principal Payment Date.................               July 13, 2002
Final Regular Distribution Date................            January 13, 2020
Minimum Denomination...........................                      $1,000
Coupon.........................................                        8.10%

                             GATX RAIL CORPORATION

   GATX Rail Corporation, a New York corporation headquartered in Chicago, Illinois, is principally engaged in railcar leasing and management. The company, formerly known as General American Transportation Company, changed its name in 1999. Through a wholly-owned subsidiary, the company is also in the business of operating public bulk liquid storage terminals and domestic pipeline systems. GATX Rail Corporation's principal executive office is located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: 312-621-6200). GATX Rail Corporation is a wholly-owned subsidiary of GATX Corporation.

                                  The Offering

Trust...................  The GATX Rail Corporation 2000-1 Pass Through Trust
                          will be formed pursuant to a pass through trust supplement to be entered into pursuant to the Pass Through Trust Agreement between GATX Rail Corporation and Bank One, NA (formerly The First National Bank of Chicago), as trustee under the Trust.

Certificates Offered....  Series 2000-1. The Certificates will represent a fractional undivided interest in the Trust.

Trust Property..........  The property of the Trust will consist of equipment notes issued on a nonrecourse basis by two owner trusts pursuant to two separate leveraged lease transactions. The equipment notes will finance not more than 80% of the purchase price of certain railroad tank cars and covered hopper cars which are to be purchased from GATX Rail Corporation, and thereafter, leased back to GATX Rail Corporation. The railcars to be purchased by an owner trust are referred to as an "equipment group" and all of the railcars being purchased in the transactions are referred to collectively as the "equipment." The composition of the equipment groups, each divided into four subgroups by type of railcar, is described in "Use of Proceeds" in this prospectus supplement. Each subgroup is referred to as a "Basic Group."

                          Four equipment notes will be issued with respect to each leveraged lease transaction, one with respect to each Basic Group of equipment. The equipment notes acquired by the Trust will bear interest at the same rate as the rate of the Certificates issued by the Trust. The final maturity date of the equipment notes to be acquired by the Trust will occur on or before the final distribution date of the Certificates. The aggregate principal amount of the equipment notes to be held in the Trust will be the same as the aggregate principal amount of the Certificates.

Book-Entry                The Certificates will be issued in fully registered
Registration............  form and will be registered in the name of Cede & Co.
                          as the nominee of The Depository Trust Company
                          ("DTC"). The investment interests of investors will be recorded through the book-entry registration maintained by DTC.

Regular Distribution      January 13 and July 13, beginning on July 13, 2000.
Dates...................

Special Distribution      The 13th day of any month, except in the case of a
Dates...................  refinancing, where the Special Distribution Date may be any business day.

Record Dates............  The fifteenth day preceding the related Regular
                          Distribution Date or Special Distribution Date.

Distributions...........  The Trustee will distribute all payments of principal, premium, if any, and interest received on the equipment notes held in the Trust.

                          In the event of prepayment of any equipment notes, payments of principal, premium, if any, and interest on the equipment notes being prepaid will be distributed on a Special Distribution Date after not less than 20 days' notice from the Trustee to the Certificateholders.

Same-Day Settlement.....  The Certificates will trade in DTC's Same Day Funds
                          Settlement System until maturity. Therefore, purchases and sales of Certificates in the secondary market must settle in immediately available funds.

Method of                 So long as the Certificates are registered in the
Distributions...........  name of Cede & Co., as nominee of DTC, distributions by the Trustee will be made in same-day funds to DTC, which will in turn make distributions to participants in DTC in same-day funds. DTC participants will be responsible for distributions to beneficial owners of the Certificates.

Interest................  Certificateholders are entitled to receive interest on the Certificates at the rate per annum indicated on the cover of this prospectus supplement. This is the same interest rate borne by the equipment notes to be held in the Trust issuing such Certificates. Interest is calculated on the basis of a 360-day year of twelve 30-day months.

                          Payments of interest on each of the equipment notes held in the Trust are scheduled to be received by the Trustee on January 13 and July 13 of each year, commencing July 13, 2000, and are to be distributed to the Certificateholders on the corresponding Regular Distribution Date.

Principal...............  Payments of principal on the equipment notes are scheduled to be received in specified amounts by the Trustee on January 13 or July 13, or both, of each year, commencing July 13, 2002, and are to be distributed to the Certificateholders on the corresponding Regular Distribution Dates.

                          The principal repayment schedule for the equipment notes is set forth under "Description of the Equipment Notes--Principal Payments."

Equipment Notes:          All or a portion of the equipment notes may be
Prepayment..............  prepaid under the following circumstances:

                          (a) Upon the occurrence of an Event of Loss with
                              respect to one or more railcars, if the railcars are not replaced, all or a portion, as the case may be, of the equipment notes issued with respect to the equipment group in which such railcars were included are subject to prepayment on a Regular Distribution Date. If prepayment is required due to Events of Loss as to 15 or more railcars within an equipment group, then the related equipment notes are subject to prepayment on a Special Distribution Date if earlier than the next Regular Distribution Date. The required prepayment price will be an amount equal to the sum of:

                            (1) an amount of principal equal to the unpaid
                                principal amount (as of such prepayment date) of the equipment notes issued with respect to the Basic Group in which the related railcars were included (after deducting the principal installment, if any, due on such date) multiplied by a fraction, the numerator of which shall be the cost of the related railcars and the denominator of which shall be the aggregate cost of all railcars in such Basic Group immediately prior to such prepayment date; and

                            (2) the aggregate amount of interest accrued and
                                unpaid in respect of the principal amount to be prepaid pursuant to paragraph (1) above on such prepayment date (after giving effect to the application of any principal paid on or prior to the date of such prepayment), but without the payment of any premium.

                          (b) GATX Rail Corporation has the right to purchase
                              railcars from either of the owner trusts at any time if the related owner participant or any of its affiliates engages in a business that is in competition with GATX Rail Corporation's full service railcar leasing business. If GATX Rail Corporation elects to exercise this right, all of the equipment notes issued by the applicable Owner Trustee are required to be prepaid on a Special Distribution Date. In the alternative, GATX Rail Corporation may elect to assume the related equipment notes on a full recourse basis. If prepaid, the required prepayment price is the unpaid principal amount, computed as provided in paragraph (a) above, together with accrued interest thereon to the date of prepayment, computed as provided in paragraph (a) above plus the applicable premium. See "Description of the Equipment Notes--Prepayments" for a description of the manner of computing the applicable premium.

                          (c) In the event of a refinancing of the equipment
                              notes issued with respect to any equipment group, all of the equipment notes issued by the applicable Owner Trustee will be prepaid on the date of such refinancing, which may be any business day, and the prepayment price shall be equal to the unpaid principal amount of such equipment notes, together with accrued interest thereon, plus the applicable premium referred to in paragraph (b) above.

                          (d) At any time on or after April 13, 2007, GATX Rail
                              Corporation has the right to terminate the Lease with respect to all or some of the railcars within any Basic Group, in which case it would be required to prepay the related equipment notes. It also has certain rights to purchase all or some of the railcars within any Basic Group on different specified dates on or after July 13, 2010. If GATX Rail Corporation elects to exercise any of these purchase rights, it can either assume the related equipment notes on a full recourse basis or prepay the equipment notes related to the affected railcars. If the related equipment notes are to be prepaid, the amounts due will equal the prepayment price computed as provided in paragraph (a) above, plus the applicable premium referred to in paragraph (b) above, and will be payable on a Regular Distribution Date (or, in certain limited circumstances, a Special Distribution Date).

                          (e) Each Owner Trustee may elect to purchase all of
                              the then outstanding equipment notes issued by the related owner trust at a price equal to the aggregate unpaid principal amount, together with accrued interest, but without the payment of any premium, if under the applicable Indenture:

                            (1) the payment date of such equipment notes has
                                been accelerated;

                            (2) the applicable Indenture Trustee, as assignee
                                of the related Lease, declares the Lease to be in default and begins to exercise any additional remedy in respect of the equipment under such Lease; or

                            (3) one or more Lease Events of Default under the
                                related Lease occurs and continues for 180 days or more during which time the equipment notes issued under such Indenture could have been accelerated. See "Description of the Equipment Notes--Prepayments."

Equipment Notes:          The equipment notes issued under each Indenture will
Security................  be secured by a security interest in the corresponding equipment group leased by GATX Rail
                          Corporation under the Lease with the related Owner
                          Trustee and by an assignment to the Indenture Trustee of certain of the Owner Trustee's rights under the Lease covering such equipment, including the right to receive rentals payable by GATX Rail Corporation in respect of the related equipment.

                          The equipment notes issued under one Indenture will not be secured by any of the equipment securing the other Indenture or by the Lease relating to the other equipment group. There are no cross-default provisions in the Indentures and events resulting in a default under an Indenture, or a default under any other indebtedness of GATX Rail Corporation, will not necessarily result in a default under the other Indenture.

                          In the event of the bankruptcy of an owner participant, it is possible that, notwithstanding that the related equipment group is owned by an Owner Trustee in trust, such equipment group and the related Lease and equipment notes might become part of the bankruptcy proceeding. Such an event could cause payments on the related equipment notes to be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted. However, the Indenture Trustee would retain its status as a secured creditor relating to such Lease and equipment group. See "Description of the Equipment Notes--Indenture Events of Default and Remedies" in the accompanying prospectus.

                          If a default occurs under an Indenture and is not cured, the Trustee will be entitled to control the exercise of certain remedies under that Indenture or to sell all or part of the equipment notes issued under such Indenture. If the institution acting as Trustee is acting as trustee of other pass through trusts formed pursuant to the Basic Agreement and there are also defaults under such trusts, the Trustee may have a conflict of interest in deciding from which trust to sell equipment notes to any available buyers. If the Trustee sells any of the equipment notes held by the Trust for less than their outstanding principal amount, the Certificateholders will receive a smaller principal distribution than anticipated and will not have any claim for the shortfall against GATX Rail Corporation, the related Owner Trustee, the related owner participant or the Trustee. See "Description of the Pass Through Certificates--Events of Default and

                          Certain Rights Upon an Event of Default" in the accompanying prospectus.

                          Although the equipment notes are not direct obligations of, or guaranteed by, GATX Rail Corporation, the amounts unconditionally payable by GATX Rail Corporation under the Leases will be sufficient to pay in full all scheduled payments of principal of, and interest on, the equipment notes when due.

Use of Proceeds.........
                          All of the proceeds from the sale of the Certificates will be used to purchase the equipment notes, at par, being issued concurrently by two owner trusts to finance a portion of their acquisition of the railcars from GATX Rail Corporation. The net proceeds to GATX Rail Corporation from the sale of the railcars will be used by GATX Rail Corporation to repay outstanding indebtedness.

Trustee; Paying Agent
and Registrar...........  Bank One, NA (formerly The First National Bank of
                          Chicago) will act as Trustee, and as paying agent and registrar, for the Certificates. Bank One, NA (formerly The First National Bank of Chicago) will also act as the Indenture Trustee under each Indenture.

Certain U.S. Federal
Income Tax                The Trust will be classified as a grantor trust for
Consequences............  federal income tax purposes. Each beneficial owner of a Certificate generally will be required to report on its federal income tax return its pro rata share of income from such equipment notes and such other property held in the Trust in accordance with such Certificateholder's method of accounting.

ERISA Considerations....  The Certificates, with certain exceptions, are eligible for purchase by employee benefit plans. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                              DIAGRAM OF PAYMENTS

   The following diagram shows the structure resulting from the sale-leaseback transactions and illustrates certain aspects of the payment flows.

   In each of the two separate transactions, GATX Rail Corporation will sell a specified group of railcars to an owner trust and then lease the railcars back under a Lease with the Owner Trustee. Each owner trust will issue equipment notes under an Indenture, and the Trustee will purchase all of the equipment notes from the two owner trusts for the benefit of the Certificateholders. Rent is payable by GATX Rail Corporation to each Owner Trustee under the corresponding Lease. However, as a result of the assignment of certain rights of each Owner Trustee under the related Lease to the related Indenture Trustee, GATX Rail Corporation will make rental payments directly to each Indenture Trustee. From these rental payments, each Indenture Trustee will, on behalf of the related Owner Trustee, first make payments to the Trustee on the equipment notes and then pay the remaining balance to such Owner Trustee, for the benefit of the applicable owner participant. The Trustee will distribute payments received to the Certificateholders. Bank One, NA (formerly The First National Bank of Chicago) will act initially both as Trustee of the Trust and as Indenture Trustee under each Indenture.

                            [DIAGRAM OF PAYMENTS]
--------
* Excess Payments related to Equipment Group No. 2 flow to the respective Owner Trustee and owner participant in the same manner as shown for Equipment Group No. 1.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the Certificates will be used by the Trust to purchase equipment notes that will provide debt financing for the two sale-leaseback transactions. In the transactions, equipment notes will be issued by two separate owner trusts that are purchasing specific groups of railcars--the equipment groups--from GATX Rail Corporation and then leasing the railcars back to GATX Rail Corporation. GATX Rail Corporation will use the net proceeds from the sale of the railcars, after deducting expenses of this offering and underwriting commissions, to repay outstanding indebtedness.

   The aggregate principal amount of the equipment notes to be held in the Trust will be the same as the aggregate principal amount of the Certificates. The equipment notes acquired by the Trust will bear interest at the same rate as the Certificates. In addition to the debt funding, the owner participant for each owner trust will provide equity funding in an amount equal to at least 20% of the equipment cost of the equipment group being acquired by that owner trust.

   The following table provides information about the two equipment groups expected to be purchased by the owner trusts. In total, there are an aggregate of 2,718 railcars comprising the equipment. All of the railcars were manufactured in 1996, 1997 or 1998.

                                                                           Aggregate
           Basic Group(1)    Car Type             Description          Equipment Cost(2)
           -------------- -------------- ----------------------------- -----------------
EQUIPMENT
GROUP NO.
1                 I       Covered Hopper Delivered new in 1996 or 1997   $ 14,038,599
                 II            Tank      Delivered new in 1996 or 1997     32,579,913
                III       Covered Hopper Delivered new in 1998             15,259,274
                 IV            Tank      Delivered new in 1998             26,011,472
                                                                         ------------
                                                                           87,889,258
                                                                         ------------
EQUIPMENT
GROUP NO.
2                 I       Covered Hopper Delivered new in 1996 or 1997     12,912,196
                 II            Tank      Delivered new in 1996 or 1997     30,119,291
                III       Covered Hopper Delivered new in 1998             14,111,749
                 IV            Tank      Delivered new in 1998             24,065,129
                                                                         ------------
                                                                           81,208,365
                                                                         ------------

                              Total Equipment Cost....................   $169,097,623
                                                                         ============

--------
(1) For each equipment group, reflects the smaller subgroups of railcars with respect to which certain prepayment obligations and certain purchase and termination rights apply under the related Lease.
(2) Represents the aggregate purchase price paid by the respective owner trust to GATX Rail Corporation to purchase the railcars in each of the specified groups.

                                 CAPITALIZATION

   The following table summarizes the capitalization of GATX Rail Corporation as of December 31, 1999, in millions:

   Short-term debt.................................................. $  248.0
   Long-term debt:
     Term debentures and notes, 5.25% - 10.45%, due through 2011....  1,137.6
     Industrial revenue bonds, 6.63% - 7.30%, due through 2024......     87.9
     Capital lease obligations......................................     81.9
                                                                     --------
       Total debt...................................................  1,555.4
                                                                     --------
   Deferred income taxes............................................    360.9
   Shareholder's equity:
     Common Stock--par value $1 per share, 1,000 shares authorized,
      issued and outstanding (wholly-owned by GATX Corporation)           --
     Additional capital.............................................    335.0
     Reinvested earnings............................................    447.0
     Accumulated other comprehensive loss...........................    (25.8)
                                                                     --------
       Total shareholder's equity...................................    756.2
                                                                     --------
       Total capitalization including short-term debt............... $2,672.5
                                                                     ========

   GATX Rail Corporation has entered into a $350.0 million revolving credit facility which expires in 2003. Borrowings under this credit facility will be unsecured. The full amount of the facility can be used for general corporate purposes. No borrowings were outstanding under the facility at December 31, 1999. However, because GATX Rail Corporation had $132.6 million of commercial paper outstanding at December 31, 1999, the line of credit remaining available under the facility was reduced by the same amount. As of December 31, 1999, GATX Rail Corporation also had borrowings of $115.0 million under unsecured money market lines.

                         SUMMARY FINANCIAL INFORMATION

   The following table summarizes selected financial information of GATX Rail Corporation and has been derived from GATX Rail Corporation's audited financial statements, which are incorporated by reference into the prospectus accompanying this prospectus supplement. Certain amounts in the financial statements of prior periods have been reclassified to conform to the current presentation.

                                          Year Ended December 31,
                                -----------------------------------------------
                                  1999     1998     1997        1996     1995
                                -------- -------- --------    -------- --------
                                           (dollars in millions)
Operating Data:
  Revenues..................... $  866.1 $  849.9 $  814.7    $  766.4 $  714.3
  Share of affiliates'
   earnings....................     25.1     23.5     21.3        24.1     32.0
                                -------- -------- --------    -------- --------
  Gross income.................    891.2    873.4    836.0       790.5    746.3
  Depreciation and
   amortization................    142.6    138.3    152.7       138.7    121.4
  Interest.....................    108.8    112.8    118.4       109.1     93.2
  Operating lease expense......    117.1    102.8     89.6        78.8     62.6
  Operating expenses...........    257.1    277.4    268.0       264.5    261.3
  Selling, general and
   administrative..............     82.4     80.2     76.1        68.5     54.8
  Provision for restructuring..      --       --     185.8         --       --
                                -------- -------- --------    -------- --------
  Income (loss) before taxes...    183.2    161.9    (54.6)      130.9    153.0
  Income taxes (benefit).......     70.9     62.0    (13.4)       50.6     59.1
                                -------- -------- --------    -------- --------
  Net income (loss)............ $  112.3 $   99.9 $  (41.2)   $   80.3 $   93.9
                                ======== ======== ========    ======== ========
Balance Sheet Data (end of
 period):
  Operating lease assets and
   facilities--net............. $2,145.2 $2,066.0 $2,015.6    $2,255.6 $1,855.1
  Due from GATX Corporation....    418.5    389.1    392.1       408.3    373.9
  Total assets.................  3,120.7  2,897.1  2,828.2     3,062.3  2,631.0
  Debt:
    Short-term debt............    248.0    145.7    190.5       166.9    144.8
  Long-term debt:
    Nonrecourse................  1,159.5  1,093.5  1,042.2     1,175.0    972.9
    Recourse...................     66.0     70.5     78.3        55.0      --
    Capital lease obligations..     81.9     91.3    100.2       108.1    115.1
  Shareholder's equity.........    756.2    702.9    664.7       774.3    740.8
Ratio of Earnings to Fixed
 Charges(A)....................    2.10x    1.97x    0.51x(B)    1.77x    2.01x

--------
(A) The ratio of earnings to fixed charges represents the number of times "fixed charges" are covered by "earnings." "Fixed charges" consist of interest on outstanding debt and capitalized interest, one-third (the proportion deemed representative of the interest factor) of rentals, amortization of debt discount and expenses. "Earnings" consist of consolidated net income before income taxes and fixed charges, less share of affiliates' earnings, net of distributions received.

(B) In 1997, net loss included restructuring charges of $123.8 million. Excluding the charges, the "ratio of earnings to fixed charges" was 1.34x.

                            DESCRIPTION OF BUSINESS

   GATX Rail Corporation, a wholly owned subsidiary of GATX Corporation, is primarily engaged in the leasing and management of railroad tank cars and specialized freight cars. In addition, its wholly-owned subsidiary, GATX Terminals Corporation, owns and operates tank storage terminals, pipelines and related facilities. GATX Rail Corporation is the largest operating lessor of railroad tank cars in the United States, and GATX Terminals Corporation is one of the largest independent operators of public bulk liquid storage terminals in the world.

Summary Segment Financial Information

   GATX Rail Corporation's operating segments are GATX Rail/railcar leasing and management, and terminals and pipelines. The table below summarizes certain financial information on a segment reporting basis for GATX Rail Corporation for each of the years in the three-year period ended December 31, 1999.

                                  GATX Rail/
                                Railcar Leasing   Terminals
                                and Management  and Pipelines Other    Total
                                --------------- ------------- ------  --------
                                                   (in millions)
1999
----
Profitability
Revenues......................     $  567.1        $ 272.6    $ 26.4  $  866.1
Share of Affiliates'
 earnings.....................          3.8           21.3       --       25.1
                                   --------        -------    ------  --------
Gross income..................        570.9          293.9      26.4     891.2
Interest expense..............        (52.6)         (50.5)     (5.7)   (108.8)
Depreciation and
 amortization.................       (100.1)         (42.5)      --     (142.6)
Income before taxes...........        117.5           45.2      20.5     183.2
Net income....................         72.9           26.1      13.3     112.3
Financial Position
Identifiable assets...........      1,693.8          997.9     429.0   3,120.7
Items Affecting Cash Flow
Net cash provided by operating
 activities...................        141.4           53.5      12.7     207.6
Capital additions.............        386.6           60.2       --      446.8

1998
----
Profitability
Revenues......................     $  532.3        $ 290.4    $ 27.2  $  849.9
Share of Affiliates'
 earnings.....................          2.7           20.8       --       23.5
                                   --------        -------    ------  --------
Gross income..................        535.0          311.2      27.2     873.4
Interest expense..............        (52.9)         (53.6)     (6.3)   (112.8)
Depreciation and
 amortization.................        (97.3)         (41.0)      --     (138.3)
Income before taxes...........        108.5           32.9      20.5     161.9
Net income....................         67.1           19.5      13.3      99.9
Financial Position
Identifiable assets...........      1,539.9          958.4     398.8   2,897.1
Items Affecting Cash Flow
Net cash provided by operating
 activities...................        166.1           84.5      20.9     271.5
Capital additions.............        384.8           70.9       --      455.7

1997
----
Profitability
Revenues......................     $  493.0        $ 292.8    $ 28.9  $  814.7
Share of Affiliates'
 earnings.....................          1.0           20.3       --       21.3
                                   --------        -------    ------  --------
Gross income..................        494.0          313.1      28.9     836.0
Interest expense..............        (51.0)         (57.3)    (10.1)   (118.4)
Depreciation and amortization         (98.0)         (54.7)      --     (152.7)
Income before taxes and
 restructuring................         99.8           13.3      18.1     131.2
Operating income before
 restructuring(A).............         62.7            8.1      11.8      82.6
Net income (loss).............         62.7         (115.7)     11.8     (41.2)
Financial Position
Identifiable assets...........      1,504.5          937.1     386.6   2,828.2
Items Affecting Cash Flow
Net cash provided by operating
 activities...................        158.3           69.2      17.9     245.4
Capital additions.............        336.9           68.0       --      404.9

--------
(A) Pretax income excludes a $185.8 million charge for restructuring related to terminals and pipelines. The after-tax impact was $123.8 million.

GATX Rail/Railcar Leasing and Management Business Segment

   The discussion below relates to the company's GATX Rail/railcar leasing and management segment. GATX Rail leases specialized railcars, primarily tank cars, under full service leases. As of December 31, 1999, its total North American fleet consisted of approximately 87,800 railcars, comprised of 67,900 tank cars and 19,900 specialized freight cars, including conventional and Airslide(TM) covered hopper cars. In addition to 76,000 railcars in the United States, as of December 31, 1999, GATX Rail had 9,200 railcars in its Canadian fleet and 2,600 railcars in its Mexican fleet. The utilization rate of GATX Rail's North American railcar fleet as of December 31, 1999 was approximately 95%. GATX Rail's railcars have a useful life of 20 to 33 years. As of December 31, 1999, the average age of the railcars was approximately 16 years.

   In addition to the North American fleet, GATX Rail has ownership interests in two European fleets through investments in affiliated companies. GATX Rail owns a 46% interest in KVG Kesselwagen Vermietgesellschaft mbH, a German and Austrian-based tank car and specialty railcar leasing company, and an 18.8% interest in AAE Cargo, headquartered in Switzerland.

   Included in the total North American fleet numbers shown above are fleets of railcars leased by General American Railcar Corporation, General American Railcar Corporation II, and General American Railcar Corporation III, separate wholly owned special purpose subsidiaries of GATX Rail formed in 1997, 1998 and 1999, respectively, which GATX Rail manages. According to the terms of the management agreements with these entities, GATX Rail, as manager, is prohibited from discriminating between the railcars owned by these entities and any other railcars in its fleet, whether owned or managed, on the basis of ownership or any other potentially discriminating basis. In the future, GATX Rail may manage the leasing of fleets of railcars owned or leased by other affiliates as well.

   GATX Rail leases railcars to over 700 customers, including major chemical, oil, food and agricultural companies. Customers use the railcars to ship over 700 different commodities, primarily chemicals, petroleum, and food products. For 1999, approximately 47% of railcar leasing revenue was attributable to shipments of chemical products, 31% to food and other products, and 22% to petroleum products. No single customer accounts for more than 3% of total railcar leasing revenue.

   GATX Rail typically leases new railcars to its customers for a term of five years or longer, whereas renewals of leases of existing railcars are typically for periods ranging from less than a year to seven years, with an average lease term of about three years. GATX Rail purchases most of its new railcars from Trinity Industries, Inc., a Dallas-based metal products manufacturer.

   Under its full service leases, GATX Rail maintains and services its railcars, pays ad valorem taxes, and provides many ancillary services. Through its Internet website, GATX Rail provides customers with timely analysis, performance statistics, and mechanical record information to enhance and maximize the utilization of their leased railcars. GATX Rail also maintains a network of major service centers consisting of four domestic, four Canadian and one Mexican facility. To supplement the nine major service centers, GATX Rail utilizes a fleet of mobile trucks and also utilizes independent third-party repair shops.

   The full-service railcar leasing industry is comprised of GATX Rail Corporation, Union Tank Car Company, General Electric Railcar Services Corporation, and many smaller companies. As of the end of 1999, GATX Rail managed 23% of the 266,000 tank cars owned and leased in the United States. Principal competitive factors include price, service and availability.

   Because GATX Rail's obligation under the Leases to make payments sufficient to pay in full the equipment notes will be unconditional, and its obligations are not affected by the financial performance of any of the railcars covered by the Leases, no historical, financial or operating information is being furnished about the specific equipment groups covered by the Leases.

Terminals and Pipelines Business Segment

   The discussion below relates to the terminals and pipelines segment of the company's business. This business is conducted by GATX Terminals Corporation, which is engaged in the storage, handling and transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Its terminals and pipelines facilities are located near major transportation points and are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, the company provides blending and testing services at most of its facilities. GATX Terminals Corporation, headquartered in Chicago, Illinois, owns and operates 15 terminals in the United States and also has interests in European, Asian and Mexican facilities. In addition to storage facilities, GATX Terminals owns or holds interests in four refined products pipeline systems.

   For 1999, 49% of the terminals and pipelines revenue was derived from petroleum storage, 24% from chemical storage and 27% from pipelines. Demand for these facilities depends in part upon demand for petroleum and chemical products and is also affected by refinery output, foreign imports, availability of other storage facilities, and the expansion of its customers into new geographical markets.

   GATX Terminals serves over 500 customers, including major oil and chemical companies as well as trading firms and larger independent refiners. No single customer accounted for more than 8% of this segment's gross income.

   Within the worldwide public petroleum and chemical terminalling industry, Koninkliijke Vopak ("Vopak") is the company's principal competitor. Vopak is the largest in terms of capacity, followed by GATX Terminals Corporation. Vopak was formed in 1999 through the merger of two Dutch companies, PAKHOED N.V. and Van Ommeren N.V. GATX Terminals also competes with smaller terminalling companies as well as oil and chemical companies that have significant storage capacity in a number of markets. In the pipeline business, GATX Terminals competes with rail, trucks, and other pipelines in the movement of liquid petroleum products. In early 2000, GATX Terminals Corporation purchased Vopak's ownership interests in Gamatex N.V. located in Belgium, and in Tankstore Ltd., located in Singapore. As a result, GATX Terminals Corporation now owns 100% of both Gamatex N.V. and Tankstore Ltd. In turn, GATX Terminals Corporation sold to Vopak its 50% ownership interest in Tees Storage Company Ltd., a terminal facility in Middlesborough, England.

Relationship with GATX Corporation

   All of GATX Rail Corporation's outstanding common stock is owned by GATX Corporation. GATX Corporation will not guarantee the Certificates and does not guarantee any other indebtedness of GATX Rail Corporation. GATX Rail Corporation, in the normal course of business, declares dividends to GATX Corporation to provide for GATX Corporation's normal operating expenses. Additional amounts have been advanced to GATX Corporation from time to time for corporate purposes, the redemption of GATX Corporation preferred stock and the retirement of debt. In addition, GATX Corporation may make advances to subsidiaries of GATX Rail Corporation in the normal course of business. Interest income on advances by GATX Rail Corporation to GATX Corporation was $26.4 million in 1999, $27.2 million in 1998 and $28.9 million in 1997.

   GATX Rail Corporation and its subsidiaries contribute to GATX Corporation pension plans which cover substantially all of GATX Rail Corporation's employees. Costs are allocated to GATX Rail Corporation on the basis of payroll costs with respect to normal cost and on the basis of actuarial determinations for prior service cost. In addition to pension benefits, GATX Rail Corporation's employees participate in life insurance and dental and medical programs sponsored by GATX Corporation.

   GATX Rail Corporation and GATX Corporation have policies allocating income tax liabilities. These policies provide generally for the filing of consolidated tax returns by GATX Corporation, but with payments to or from GATX Rail Corporation as though it had filed a separate return, except that GATX Rail Corporation might not benefit from its investment tax credits and foreign taxes paid to the same extent as if separate returns had been filed.

Legal Proceedings

   GATX Rail Corporation and its subsidiaries have been named as defendants in a number of pending lawsuits.

   GATX Rail Corporation and GATX Terminals Corporation are two of the nine defendants named in In re New Orleans Tank Car Leakage Fire Litigation, Civil Action No. 87-16374, Civil District Court for the Parish of Orleans, State of Louisiana. The litigation arises from the September 1987 leak of butadiene from a tank car owned by GATX Rail Corporation and the subsequent fire. The butadiene was loaded into the tank car at a facility owned and operated by GATX Terminals Corporation. Discovery taken to date has shown the leak and fire did not cause any deaths or serious personal injuries, but did result in an approximate 36-hour evacuation of persons in the affected area.

   The tank car litigation was certified as a class action in 1993. A trial of the compensatory damage claim of 20 selected plaintiffs and of the punitive damage claims of the class was conducted in 1997. In September 1997, the jury awarded approximately $1.9 million plus interest as compensatory damages to the 20 plaintiffs and $3.4 billion as punitive damages in favor of the class, including $190 million against GATX Terminals Corporation. GATX Rail Corporation is not liable for punitive damages. In July 1999, the court conducted a trial on the compensatory claims of an additional twenty plaintiffs; the jury awarded a total of $344,300 in compensatory damages.

   In October 1999, GATX Rail Corporation, GATX Terminals Corporation, three other defendants and the Plaintiffs' Management Committee acting on behalf of the class executed a preliminary settlement agreement. The agreement provides for the release of any and all claims against the five defendants, including GATX Rail Corporation and GATX Terminals Corporation, arising out of the tank car incident, including all of the claims asserted by the class, as consideration for the payment of a negotiated cash amount. A sixth defendant has entered into a separate settlement agreement with the class. In November 1999, the court gave preliminary approval to the settlement and directed that notice of the proposed settlement be given to all class members and other interested persons. The court also ordered that a final hearing on the fairness of the settlement be conducted on March 22, 2000.

   At the conclusion of the March 22 fairness hearing, the court found that the settlement is fair, reasonable and adequate and complies with all of the constitutional and statutory requirements. Based upon that finding, the court entered a judgment which dismisses the litigation with prejudice as to GATX Rail Corporation, GATX Terminals Corporation and the other settling defendants, releases them from any and all claims arising out of or relating to the tank car incident, including all claims of the class and class members for compensatory damages, and requires that the class and class members indemnify GATX Rail Corporation, GATX Terminals Corporation and the other settling defendants with respect to all such claims. The dismissal and the release and indemnity shall become effective upon the judgment becoming final and no longer subject to appeal or writ of certiorari. As there were no objections presented to the settlement, GATX Rail Corporation believes that the prospect that an appeal will result in the reversal of the judgment is extremely remote.

   GATX Rail Corporation and its subsidiaries are engaged in various matters of litigation including but not limited to those matters described above, and have a number of unresolved claims pending, including proceedings under governmental laws and regulations related to environmental matters. While the amounts claimed are substantial and the ultimate liability with respect to such litigation and claims cannot be determined at this time, it is the opinion of management that damages, if any, required to be paid by GATX Rail Corporation and its subsidiaries in the discharge of such liability are not likely to be material to GATX Rail Corporation's consolidated results of operations or financial position.

Environmental Matters

   Certain operations of GATX Rail Corporation and its subsidiaries present potential environmental risks principally through the transportation or storage of various commodities. Recognizing that some risk to the environment is intrinsic to its operations, GATX Rail Corporation is committed to protecting the environment, as well as complying with applicable environmental protection laws and regulations. GATX Rail Corporation, as well as its competitors, is subject to extensive regulation under federal, state and local environmental laws which have the effect of increasing the costs and liabilities associated with the conduct of its operations. In addition, GATX Rail Corporation's foreign operations are subject to environmental laws in effect in each respective jurisdiction.

   GATX Rail Corporation's policy is to monitor and actively address environmental concerns in a responsible manner. GATX Rail Corporation has received notices from the U.S. Environmental Protection Agency ("EPA") that it is a potentially responsible party ("PRP") for study and clean-up costs at 13 sites under the requirements of the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980. Under these Acts and comparable state laws, GATX Rail Corporation may be required to share in the cost to clean-up various contaminated sites identified by the EPA and other agencies. The company has also received notice that it is a PRP at one site to undertake a Natural Resource Damage Assessment. In all instances, GATX Rail Corporation is one of a number of financially responsible PRPs and has been identified as contributing only a small percentage of the contamination at each of the sites. Due to various factors such as the required level of remediation or restoration and participation in clean-up or restoration efforts by others, GATX Rail Corporation's total clean-up costs at these sites cannot be predicted with certainty; however, GATX Rail Corporation's best estimates for remediation and restoration of these sites have been determined and are included in its environmental reserves.

   Future costs of environmental compliance cannot be determined due to unknowns such as the magnitude of possible contamination, the timing and extent of the corrective actions that may be required, the determination of the company's liability in proportion to other responsible parties, and the extent to which such costs are recoverable from third parties including insurers. Also, GATX Rail Corporation may incur additional costs relating to facilities and sites where past operations followed practices and procedures that were considered acceptable at the time but in the future may require investigation and/or remedial work to ensure adequate protection to the environment under current or future standards. If future laws and regulations contain more stringent requirements than presently anticipated, expenditures may be higher than the estimates, forecasts, and assessments of potential environmental costs provided below. However, these costs are expected to be at least equal to the current level of expenditures. In addition, GATX Rail Corporation has provided indemnities for environmental issues to the buyers of two divested companies and a number of divested terminals facilities for which the company believes it has adequate reserves.

   GATX Rail Corporation's environmental reserve at the end of 1999 was $72 million and reflects the company's best estimate of the cost to remediate known environmental conditions. Additions to the reserve were $12 million in both 1999 and 1998. Expenditures charged to the reserve amounted to $8 million and $9 million in 1999 and 1998, respectively.

   In 1999, GATX Rail Corporation made capital expenditures of $8 million for environmental and regulatory compliance compared to $5 million in 1998. These projects included marine vapor recovery, discharge prevention compliance, waste water systems, impervious dikes, tank modifications for emissions control, and tank car cleaning systems. Environmental projects authorized or planned would require capital expenditures of approximately $11 million in 2000. GATX Rail Corporation anticipates it will make annual expenditures at approximately the same level over the next three years.

                      FORMATION OF THE PASS THROUGH TRUST

   The Trust will be formed pursuant to a trust supplement between the Trustee and GATX Rail Corporation in accordance with the terms of the Pass Through Trust Agreement, dated as of August 1, 1992 between GATX Rail Corporation and The First National Bank of Chicago (predecessor to Bank One, NA) (the "Basic Agreement"). All Certificates issued with respect to the Trust will represent fractional undivided interests in the Trust and the property held in the Trust, and will have no rights, benefits or interest in respect of any other trust or the property held therein. Concurrently with the execution and delivery of the trust supplement, the Trustee, on behalf of the Trust, will enter into a Participation Agreement with respect to each of the two leveraged lease transactions. Pursuant to the Participation Agreements, the Trustee, on behalf of the Trust, will purchase all of the equipment notes issued by the owner trusts. The equipment notes held in the Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by the Trust. The maturity dates of the equipment notes will occur on or before the final distribution date of the Certificates. The Trustee will distribute the payments of principal, premium and interest received by it as holder of the equipment notes to the Certificateholders. See "Description of the Certificates" and "Description of the Equipment Notes."

                        DESCRIPTION OF THE CERTIFICATES

   The Certificates will be issued pursuant to a trust supplement, to be entered into between GATX Rail Corporation and the Trustee pursuant to the Basic Agreement. The following summary of the particular terms of the Certificates supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates set forth in the accompanying prospectus under the heading "Description of the Pass Through Certificates." The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which the prospectus is a part, and to all the provisions of the trust supplement which, together with the forms of the related equipment notes, Indentures, Leases, Trust Agreements and Participation Agreements, will be filed as exhibits to a Current Report on Form 8-K to be filed by GATX Rail Corporation with the Securities and Exchange Commission.

General

   Each Certificate will represent a fractional undivided interest in the Trust. The property of the Trust will consist of the equipment notes to be issued on a nonrecourse basis by each of the owner trusts in connection with two separate leveraged lease transactions. The equipment notes will finance not more than 80% of the cost to each of the Owner Trustees to purchase a specified equipment group from GATX Rail Corporation and then lease the equipment group back to GATX Rail Corporation. See "Use of Proceeds."

   Four equipment notes will be issued by each owner trust. All of the equipment notes will have an interest rate equal to the interest rate of the Certificates and will mature on or before the final distribution date of the Certificates. The aggregate principal amount of the equipment notes held in the Trust will be the same as the aggregate principal amount of the Certificates. For a description of the equipment notes and the Indentures, see "Description of the Equipment Notes" in this prospectus supplement and the accompanying prospectus.

Payments and Distributions

   Payments of interest on the equipment notes are scheduled to be received by the Trustee on January 13 and July 13 of each year, commencing July 13, 2000, until the final distribution date for the Trust. Payments of principal on the equipment notes are scheduled to be received in specified amounts by the Trustee on January 13 or July 13, or both, of each year commencing July 13, 2002. January 13 and July 13 of each year are referred to in this prospectus supplement as "Regular Distribution Dates."

   The following Special Payments, if any, will also be distributed on the next Regular Distribution Date or, in certain circumstances if sooner, the 13th day of a month (a "Special Distribution Date"):

  (1) payments of principal, premium and interest received by the Trustee on account of a partial or full prepayment of the equipment notes; and

  (2) payments received by the Trustee following a default in any equipment notes, including payments received by the Trustee on account of a purchase by the related Owner Trustee of such equipment notes or payments received on account of the sale of such equipment notes by the Trustee.

In the case of a refinancing of equipment notes, payments of principal, premium and interest will be distributed on the date of such refinancing, which may occur on any business day. The Trustee is required to provide not less than 20 days' notice of Special Payments or refinancing to the holders of the Certificates. See "Description of the Pass Through Certificates--Payments and Distributions" in the accompanying prospectus, "Description of the Equipment Notes--Prepayments" in this prospectus supplement and "Description of the Equipment Notes--Events of Default and Certain Rights Upon an Event of Default" in the accompanying prospectus.

                                  POOL FACTORS

   As of the date of issuance of the Certificates, and assuming that no prepayment, purchase or default occurs with respect to any equipment notes, the aggregate scheduled payments of principal of the equipment notes and the resulting Pool Factors for the Trust after taking into account each of the scheduled principal payments are set forth below:

                                                Total Series 2000-1
                                               8.10% Equipment Notes
                                                Scheduled Payments
     Regular Distribution Date                     of Principal      Pool Factor
     -------------------------                 --------------------- -----------
     July 13, 2000............................    $         0.00      1.0000000
     January 13, 2001.........................              0.00      1.0000000
     July 13, 2001............................              0.00      1.0000000
     January 13, 2002.........................              0.00      1.0000000
     July 13, 2002............................        707,666.40      0.9940963
     January 13, 2003.........................      2,607,805.42      0.9723409
     July 13, 2003............................      2,959,301.93      0.9476531
     January 13, 2004.........................      2,965,329.84      0.9229150
     July 13, 2004............................      2,961,997.01      0.8982047
     January 13, 2005.........................      2,973,274.59      0.8734003
     July 13, 2005............................      2,961,997.01      0.8486901
     January 13, 2006.........................      2,965,329.84      0.8239520
     July 13, 2006............................      2,961,997.01      0.7992417
     January 13, 2007.........................      2,970,579.51      0.7744598
     July 13, 2007............................      2,961,997.01      0.7497495
     January 13, 2008.........................      2,965,329.84      0.7250114
     July 13, 2008............................      2,961,997.01      0.7003011
     January 13, 2009.........................      3,456,076.33      0.6714690
     July 13, 2009............................      2,485,465.20      0.6507342
     January 13, 2010.........................      4,789,776.16      0.6107758
     July 13, 2010............................      1,134,855.60      0.6013083
     January 13, 2011.........................      5,054,444.57      0.5591419
     July 13, 2011............................      1,134,855.60      0.5496744
     January 13, 2012.........................      6,565,410.58      0.4949029
     July 13, 2012............................        523,569.48      0.4905350
     January 13, 2013.........................      8,017,954.98      0.4236457
     July 13, 2013............................              0.00      0.4236457
     January 13, 2014.........................      8,537,854.73      0.3524192
     July 13, 2014............................              0.00      0.3524192
     January 13, 2015.........................      9,678,265.36      0.2716788
     July 13, 2015............................              0.00      0.2716788
     January 13, 2016.........................     10,581,373.73      0.1834043
     July 13, 2016............................              0.00      0.1834043
     January 13, 2017.........................      3,255,995.43      0.1562414
     July 13, 2017............................              0.00      0.1562414
     January 13, 2018.........................        491,309.99      0.1521427
     July 13, 2018............................              0.00      0.1521427
     January 13, 2019.........................     10,989,423.27      0.0604641
     July 13, 2019............................              0.00      0.0604641
     January 13, 2020.........................      7,247,766.57      0.0000000

See "Description of the Pass Through Certificates--Pool Factors" in the accompanying prospectus for information regarding the computation of the Pool Factor.

                       DESCRIPTION OF THE EQUIPMENT NOTES

   The following summary of the particular terms and provisions of the equipment notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the equipment notes set forth in the accompanying prospectus under the heading "Description of the Equipment Notes." The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the equipment notes, the Indentures, the Leases, the Participation Agreements and the Trust Agreements, the forms of which will be filed as exhibits to a Current Report on Form 8-K to be filed by GATX Rail Corporation with the SEC. Except as otherwise indicated, the following summaries relate to the equipment notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement relating to each equipment group.

General

   Four equipment notes will be issued with respect to each of the two leveraged lease transactions. For each leveraged lease transaction there will be a separate Trust Indenture and Security Agreement (each an "Indenture") between Wilmington Trust Company, as Owner Trustee of a trust for the benefit of the owner participant who is the beneficial owner of such equipment group, and Bank One, NA (formerly The First National Bank of Chicago), as Indenture Trustee.

   The related Owner Trustee will lease each equipment group to GATX Rail Corporation pursuant to a separate Lease between such Owner Trustee and GATX Rail Corporation. GATX Rail Corporation is obligated to make or cause to be made rental and other payments to each Indenture Trustee on behalf of the related Owner Trustee in amounts that will be at least sufficient to pay the principal of, premium and interest on the equipment notes issued with respect to such equipment group when and as due and payable. Any excess over the amount of scheduled principal, premium and interest will be paid to the related Owner Trustee.

   GATX Rail Corporation's rental obligations under the Leases are general obligations of GATX Rail Corporation. The equipment notes are not, however, direct obligations of, or guaranteed by, GATX Rail Corporation or any affiliate thereof.

Interest Payments

   Interest will be payable on the unpaid principal amount of each equipment note on January 13 and July 13 of each year, commencing July 13, 2000. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Principal Payments

   The following table shows for each equipment group the principal amounts of equipment notes issued with respect to each Basic Group:

                                                                    Principal Amount
                                                                        of 8.10%
           Basic Group    Car Type             Description          Equipment Notes
           ----------- -------------- ----------------------------- ----------------
EQUIPMENT        I     Covered Hopper Delivered new in 1996 or 1997   $  9,884,000
GROUP NO. 1     II          Tank      Delivered new in 1996 or 1997     22,707,000
               III     Covered Hopper Delivered new in 1998             10,786,000
                IV          Tank      Delivered new in 1998             18,382,000
                                                                      ------------
                                                                        61,759,000
                                                                      ------------

EQUIPMENT        I     Covered Hopper Delivered new in 1996 or 1997      9,222,000
GROUP NO. 2     II          Tank      Delivered new in 1996 or 1997     21,460,000
               III     Covered Hopper Delivered new in 1998             10,144,000
                IV          Tank      Delivered new in 1998             17,284,000
                                                                      ------------
                                                                        58,110,000
                                                                      ------------
                                                                      $119,869,000
                                                                      ============

 The principal of the 8.10% equipment notes is scheduled to be repaid on certain Regular Distribution Dates, as shown below:

                                      Equipment Group
 Payment Dates                             No. 1
 -------------   ----------------------------------------------------------
                                        Basic Group
                       I             II            III             IV
                 ------------- -------------- -------------- --------------
July 13, 2002... $        0.00 $         0.00 $         0.00 $         0.00
January 13,
2003............    250,713.41     389,759.59     180,804.54     358,651.04
July 13, 2003...    252,694.78     586,438.43     259,407.66     439,593.88
January 13,
2004............    254,098.64     589,696.43     257,881.73     439,593.88
July 13, 2004...    254,098.64     586,438.43     259,407.66     439,593.88
January 13,
2005............    254,098.64     589,696.43     259,407.66     442,195.02
July 13, 2005...    254,098.64     586,438.43     259,407.66     439,593.88
January 13,
2006............    254,098.64     589,696.43     257,881.73     439,593.88
July 13, 2006...    254,098.64     586,438.43     259,407.66     439,593.88
January 13,
2007............    252,694.78     589,696.43     259,407.66     442,195.02
July 13, 2007...    254,098.64     586,438.43     259,407.66     439,593.88
January 13,
2008............    254,098.64     589,696.43     257,881.73     439,593.88
July 13, 2008...    254,098.64     586,438.43     259,407.66     439,593.88
January 13,
2009............    508,197.28     589,696.43     259,407.66     439,593.88
July 13, 2009...          0.00     589,696.43     259,407.66     442,195.02
January 13,
2010............    506,793.42     586,438.43     517,289.39     879,187.75
July 13, 2010...          0.00     589,696.43           0.00           0.00
January 13,
2011............    508,197.28     586,438.43     671,999.07     982,633.71
July 13, 2011...          0.00     589,696.43           0.00           0.00
January 13,
2012............    508,197.28   1,176,134.86     818,931.06   1,372,855.39
July 13, 2012...          0.00           0.00           0.00           0.00
January 13,
2013............    737,618.92   1,176,134.86     888,064.38   1,488,750.43
July 13, 2013...          0.00           0.00           0.00           0.00
January 13,
2014............    874,748.06   1,176,134.86     963,033.86   1,614,429.20
July 13, 2014...          0.00           0.00           0.00           0.00
January 13,
2015............    948,593.39   1,533,794.63   1,044,332.18   1,750,717.65
July 13, 2015...          0.00           0.00           0.00           0.00
January 13,
2016............    572,392.56   2,219,502.18   1,132,493.63   1,898,511.43
July 13, 2016...          0.00           0.00           0.00           0.00
January 13,
2017............          0.00   1,140,739.99           0.00           0.00
July 13, 2017...          0.00           0.00           0.00           0.00
January 13,
2018............          0.00           0.00           0.00           0.00
July 13, 2018...          0.00           0.00           0.00           0.00
January 13,
2019............  1,076,993.46   2,503,170.35     547,456.08   1,205,137.11
July 13, 2019...          0.00           0.00           0.00           0.00
January 13,
2020............    599,277.62   1,392,853.37     653,874.02   1,108,602.43
                 ------------- -------------- -------------- --------------
Total........... $9,884,000.00 $22,707,000.00 $10,786,000.00 $18,382,000.00
                 ============= ============== ============== ==============
                                      Equipment Group
 Payment Dates                             No. 2
 -------------   ----------------------------------------------------------
                                        Basic Group
                       I             II            III             IV            Total
                 ------------- -------------- -------------- -------------- ---------------
July 13, 2002... $  127,940.29 $   283,126.43 $    96,434.73 $   200,164.95 $    707,666.40
January 13,
2003............    233,710.75     545,159.17     239,899.73     409,107.19    2,607,805.42
July 13, 2003...    232,419.53     542,147.24     239,899.73     406,700.68    2,959,301.93
January 13,
2004............    233,710.75     545,159.17     238,488.56     406,700.68    2,965,329.84
July 13, 2004...    233,710.75     542,147.24     239,899.73     406,700.68    2,961,997.01
January 13,
2005............    233,710.75     545,159.17     239,899.73     409,107.19    2,973,274.59
July 13, 2005...    233,710.75     542,147.24     239,899.73     406,700.68    2,961,997.01
January 13,
2006............    233,710.75     545,159.17     238,488.56     406,700.68    2,965,329.84
July 13, 2006...    233,710.75     542,147.24     239,899.73     406,700.68    2,961,997.01
January 13,
2007............    232,419.53     545,159.17     239,899.73     409,107.19    2,970,579.51
July 13, 2007...    233,710.75     542,147.24     239,899.73     406,700.68    2,961,997.01
January 13,
2008............    233,710.75     545,159.17     238,488.56     406,700.68    2,965,329.84
July 13, 2008...    233,710.75     542,147.24     239,899.73     406,700.68    2,961,997.01
January 13,
2009............    467,421.50     545,159.17     239,899.73     406,700.68    3,456,076.33
July 13, 2009...          0.00     545,159.17     239,899.73     409,107.19    2,485,465.20
January 13,
2010............    466,130.28     542,147.24     478,388.29     813,401.36    4,789,776.16
July 13, 2010...          0.00     545,159.17           0.00           0.00    1,134,855.60
January 13,
2011............    467,421.50     542,147.24     479,799.47     815,807.87    5,054,444.57
July 13, 2011...          0.00     545,159.17           0.00           0.00    1,134,855.60
January 13,
2012............    467,421.50     563,736.92     673,803.06     984,330.51    6,565,410.58
July 13, 2012...          0.00     523,569.48           0.00           0.00      523,569.48
January 13,
2013............    467,421.50   1,087,306.41     811,954.25   1,360,704.23    8,017,954.98
July 13, 2013...          0.00           0.00           0.00           0.00            0.00
January 13,
2014............    466,130.28   1,087,306.41     880,498.59   1,475,573.47    8,537,854.73
July 13, 2014...          0.00           0.00           0.00           0.00            0.00
January 13,
2015............    758,551.87   1,087,306.41     954,829.37   1,600,139.86    9,678,265.36
July 13, 2015...          0.00           0.00           0.00           0.00            0.00
January 13,
2016............    900,510.42   1,087,306.41   1,035,435.08   1,735,222.02   10,581,373.73
July 13, 2016...          0.00           0.00           0.00           0.00            0.00
January 13,
2017............          0.00   2,115,255.44           0.00           0.00    3,255,995.43
July 13, 2017...          0.00           0.00           0.00           0.00            0.00
January 13,
2018............    275,056.78     216,253.21           0.00           0.00      491,309.99
July 13, 2018...          0.00           0.00           0.00           0.00            0.00
January 13,
2019............    999,750.59   2,325,867.52     769,029.38   1,562,018.78   10,989,423.27
July 13, 2019...          0.00           0.00           0.00           0.00            0.00
January 13,
2020............    556,296.93   1,294,195.74     609,465.07   1,033,201.39    7,247,766.57
                 ------------- -------------- -------------- -------------- ---------------
Total........... $9,222,000.00 $21,460,000.00 $10,144,000.00 $17,284,000.00 $119,869,000.00
                 ============= ============== ============== ============== ===============

 If any date scheduled for any payment of principal, premium or interest on the equipment notes is not a business day, such payment will be made on the next succeeding business day without any additional interest. (Indenture, Section 2.04(b))

Prepayments

   Mandatory Prepayments. If there is an Event of Loss, as defined in the Leases and described below, with respect to one or more railcars, unless such railcars are replaced within a 60-day period following notice of such Event of Loss, all or a portion, as the case may be, of the equipment notes issued with respect to the equipment group in which such railcars were included are required to be prepaid. The prepayment is payable on the first Regular Distribution Date that follows the date 25 days after the 60-day replacement period elapses or, if earlier, 25 days after GATX Rail Corporation gives notice of its election to pay the stipulated loss value of such railcars. However, if payment of the stipulated loss value is so required with respect to an aggregate of 15 or more railcars in such equipment group, then the prepayment is required to be made on a Special Distribution Date occurring not less than 25 days after such notice. The prepayment price is the amount equal to the sum of:

  (1) as to principal, an amount equal to the product obtained by multiplying the unpaid principal amount (as of such prepayment date) of the equipment notes issued with respect to the applicable railcars (after deducting therefrom the principal installment, if any, due on such date) by a fraction, the numerator of which shall be the cost of such equipment and the denominator of which shall be the aggregate cost of all equipment in such equipment group of the same car type immediately prior to such prepayment date; and

  (2) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (1) above on such prepayment date, but without the payment of any premium. See "Description of the Equipment Notes--The Leases--Events of Loss." (Lease, Sections 11.1 and 11.2; Indenture, Section 2.10(b))

   Voluntary Prepayments at the Option of GATX Rail Corporation. Each Owner Trustee is required to prepay the applicable portion of the equipment notes issued by such Owner Trustee if GATX Rail Corporation exercises its option to:

  (1) on or after April 13, 2007, terminate the Lease with respect to any railcars in the related equipment group; or

  (2) purchase any railcars in the related equipment group, which purchase option is exercisable on specified dates on or after July 13, 2010. The Owner Trustee will not be obligated to prepay the related equipment notes if GATX Rail Corporation elects to assume them on a full recourse basis.

   If a prepayment is required, it will be made on a Regular Distribution Date (or, in certain limited circumstances, a Special Distribution Date) upon at least 25 days' prior notice from the applicable Owner Trustee (or GATX Rail on the applicable Owner Trustee's behalf) to the applicable Indenture Trustee. The prepayment price is the unpaid principal amount thereof (computed as provided in the preceding paragraph) together with accrued interest thereon to the date of prepayment (computed as provided in the preceding paragraph) plus a premium equal to the applicable Make-Whole Amount described below. The Owner Trustee will fund the prepayment out of the net proceeds from the sale of such railcars and, to the extent such proceeds are insufficient, with a portion of certain payments received by the applicable Indenture Trustee from GATX Rail Corporation, or with other moneys deposited with the Indenture Trustee by such Owner Trustee. See "Description of the Equipment Notes--The Leases-- Termination," "--Special Purchase Option" and "--Early Purchase Option." (Lease, Sections 10 and 22.1; Indenture, Section 2.10(a))

   GATX Rail Corporation also has a right to purchase the railcars if the related owner participant or any of its affiliates become, acquire, or are acquired by, merged or otherwise consolidated with any company or affiliate engaged in full service railcar leasing, whether or not a direct competitor to GATX Rail Corporation or any affiliate of GATX Rail Corporation or any person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with GATX Rail Corporation's full service railcar leasing business. If this happens and GATX Rail Corporation elects to exercise this right to purchase railcars, all of the related equipment notes issued by the applicable Owner Trustee will be prepaid on a Special Distribution Date, upon at least 25 days' prior notice from GATX Rail Corporation to the applicable

Owner Trustee and the applicable Indenture Trustee. In this case, the required prepayment price is the amount equal to the unpaid principal amount (computed as provided in "Description of Equipment Notes--Prepayments--Mandatory Prepayments") together with accrued interest thereon to the date of prepayment (computed as provided in "Description of Equipment Notes--Prepayments-- Mandatory Prepayments") plus premium equal to the applicable Make-Whole Amount described below, if any. Prepayment is not required if GATX Rail Corporation assumes, on a full recourse basis, all of the Owner Trustee's obligations with respect to the related equipment notes. (Participation Agreement, Section 6.9; Indenture, Section 2.10(c))

   In the event of a refinancing of the equipment notes issued with respect to any equipment group, all of the related equipment notes issued by the applicable Owner Trustee will be prepaid on the date of such refinancing, which may be any business day, upon at least 25 days' prior notice from the applicable Owner Trustee to the Indenture Trustee. The prepayment price shall be equal to the unpaid principal amount thereof, together with accrued interest thereon, plus, the applicable premium, if any. The premium, if any, is the applicable Make-Whole Amount described below. See "Description of the Equipment Notes--The Participation Agreements." (Indenture, Section 2.10(c) and (d))

   Voluntary Prepayments at the Option of Owner Trustee. The applicable Owner Trustee, at its option, has the right to purchase all, but not less than all, of the equipment notes issued by the related owner trust, upon 30 days' irrevocable notice, on a Special Distribution Date, if any of the following occur:

  (1) an acceleration of the due dates of such equipment notes;

  (2) the applicable Indenture Trustee, as assignee of the related Lease, has declared such Lease to be in default and having commenced the exercise of any additional remedy in respect of the railcars under such Lease; or

  (3) one or more Lease Events of Default has occurred under the related Lease and continued for a period of 180 days or more during which period such equipment notes could, but shall not, have been accelerated by the applicable Indenture Trustee.

Such prepayment would be at a price equal to the aggregate unpaid principal amount thereof and accrued interest on such equipment notes to the date of payment, but without the payment of a premium. During such 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable Owner Trustee (or any nominee of the Owner Trustee reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such equipment notes. (Indenture, Section 4.04(b))

   Make-Whole Amount. The Make-Whole Amount, if any, payable with respect to the equipment notes will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by GATX Rail Corporation or, if the applicable Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, selected by the applicable Indenture Trustee.

   The term "Make-Whole Amount" means, with respect to the principal amount of any equipment note to be prepaid on any prepayment date, an amount to be determined by the Investment Banker as of the third business day prior to the applicable prepayment date, equal to the product obtained by multiplying:

  (1) the excess, if any, of (a) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such equipment note, discounted semiannually at a rate equal to the Treasury Rate plus 20 basis points, based on a 360-day year of twelve 30-day months, over (b) the aggregate unpaid principal amount of such equipment note plus any accrued but unpaid interest thereon, by

  (2) a fraction, the numerator of which shall be the principal amount of such equipment note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such equipment note; provided, that the aggregate unpaid principal amount of such equipment note for the purpose of clauses (1)(a) and (b) above shall be determined after deducting the principal installment, if any, due on such prepayment date.

   The "Treasury Rate" means, with respect to each equipment note to be prepaid, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such equipment note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities:

  (1) one maturing as close as possible to, but earlier than, the Average Life Date of such equipment note; and

  (2) the other maturing as close as possible to, but later than, the Average Life Date of such equipment note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such equipment note is reported in the most recent H.15(519), as published in H.15(519)). "H.15(519)" means "Statistical Release H.15(519),
      Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third business day preceding the scheduled prepayment date.

   The "Average Life Date" for an equipment note, measured as of a particular prepayment date or other date of determination, is the last day of the period constituting the Remaining Weighted Average Life of such equipment note on that determination date.

   The "Remaining Weighted Average Life" of an equipment note, at the prepayment or determination date of the equipment note, is the number of days equal to the quotient obtained by dividing:

  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining principal payment on such equipment note by (b) the number of days from and including the prepayment or determination date to but excluding the scheduled payment date of such principal payment, by

  (2) the unpaid principal amount of such equipment note.

Security

   The equipment notes issued with respect to each equipment group will be equally and ratably secured by:

  (1) an assignment by the related Owner Trustee to the related Indenture Trustee of the Owner Trustee's rights (except for certain limited rights described below) under the Lease with respect to the equipment group, including the right to receive payments of rent thereunder, and

  (2) a perfected first priority security interest to the Indenture Trustee in the equipment group, subject to the rights of GATX Rail Corporation under the Lease.

See "Description of the Equipment Notes--Security" in the accompanying prospectus. The assignment by the Owner Trustee to the related Indenture Trustee of its rights under the Lease excludes, among other things, rights of the Owner Trustee and the related owner participant relating to indemnification by GATX Rail Corporation for certain matters, insurance proceeds payable to the Owner Trustee in its individual capacity and to the owner participant under liability insurance maintained by GATX Rail Corporation under the Lease or by the Owner Trustee or the owner participant, insurance proceeds payable to the Owner Trustee in its individual capacity or to the owner participant under certain casualty insurance maintained by the Owner Trustee or the owner participant under the Lease, and certain reimbursement payments made by GATX Rail Corporation to the Owner Trustee. (Indenture, Granting Clause)

Indenture Events of Default, Notice and Waiver

   The following events are Events of Default under each Indenture:

  (1) a Lease Event of Default under the related Lease;

  (2) default by the related Owner Trustee in making payments when due of principal of, premium or interest on any equipment note and continuance of such default for 10 business days;

  (3) failure by the related Owner Trustee or the related owner participant to perform any covenant contained in the Indenture, the equipment notes issued thereunder or in the related Participation Agreement continued for a period of 30 days after written notice by the related Indenture Trustee or any holder of an equipment note issued under the Indenture;

  (4) any representation or warranty made by the related Owner Trustee in the Indenture or made by such Owner Trustee (except to the extent made with respect to Wilmington Trust Company, in its individual capacity) or the related owner participant in the related Participation Agreement or by any representative of the Owner Trustee or the owner participant in any document or certificate furnished to the related Indenture Trustee being incorrect in any material respect as of the date made and remaining material and continuing unremedied for a period of 30 days after written notice to the related Owner Trustee and related owner participant; and

  (5) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related owner participant or the related Owner Trustee. There are no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture or a default under any other indebtedness of GATX Rail Corporation will not necessarily result in an Indenture Event of Default under any other Indenture. (Indenture, Section 4.01)

   The Owner Trustee may, by giving 30 days' irrevocable notice, elect to purchase all, but not less than all, of the equipment notes then outstanding under the related Indenture if any of the following occur:

  (1) at any time one or more Lease Events of Default under the related Lease shall occur and shall have continued for a period of 180 days or more during which time the equipment notes issued under the related Indenture could, but shall not, have been accelerated;

  (2) such equipment notes shall have been accelerated; or

  (3) the related Indenture Trustee, as assignee of the related Lease, shall have declared such Lease to be in default and shall have commenced the exercise of any additional remedy in respect of the railcars under such Lease.

To exercise this purchase right, the Owner Trustee must pay the holders an amount equal to the aggregate unpaid principal amount of all outstanding equipment notes together with accrued and unpaid interest thereon to the date of payment, but no premium is required to be paid. During the 30-day notice period, the applicable Indenture Trustee shall not exercise any of the rights, remedies or powers under the related Lease or the related Indenture so long as the applicable owner participant (or any nominee of the applicable owner participant reasonably acceptable to the Indenture Trustee) has notified the Indenture Trustee that such notice constitutes a binding obligation of the Owner Trustee to purchase such equipment notes. (Indenture, Section 4.04(b))

   In the event GATX Rail Corporation fails to make any semiannual basic rental payment within 10 business days after the date such rental payment shall become due under a Lease, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable owner participant or the applicable Owner Trustee may (but need not), during the 10 business days after receiving written notice of such failure from the applicable Indenture Trustee, pay to the applicable Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment, in which event such payment by such owner participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of GATX

Rail Corporation (but such cure shall not relieve GATX Rail Corporation of any of its obligations); provided, that the applicable owner participant and the applicable Owner Trustee, collectively, shall not be entitled to cure more than three consecutive or six total failures to make semiannual basic rental payments.

   In the event there shall occur a Lease Event of Default under a Lease in respect of any other payment of rent, or which is curable by the payment of money, then and as long as no other Indenture Event of Default under the related Indenture (which is not being concurrently cured) shall have occurred and be continuing, the applicable owner participant or the applicable Owner Trustee may, during the 30 days after receiving written notice of such Lease Event of Default from the applicable Indenture Trustee, pay to such Indenture Trustee the amount of such rental payment together with any interest thereon on account of the delayed payment, or otherwise make such payment as shall effect such cure, in which event such payment by such owner participant or such Owner Trustee shall be deemed to cure any Indenture Event of Default which arose as a result of such Lease Event of Default (but such cure shall not relieve GATX Rail Corporation of any of its obligations); provided, that the applicable owner participant and the applicable Owner Trustee, collectively, shall not be entitled to cure such other Lease Events of Default if the unreimbursed amount of such payments shall exceed $3 million.

   With respect to any amounts advanced by and owing to the applicable Owner Trustee and the applicable owner participant, such Owner Trustee and such owner participant shall be expressly subordinated to the rights of the holders of the equipment notes to receive any and all amounts then due and owing on the equipment notes prior to any payment from GATX Rail Corporation to such owner participant or such Owner Trustee. (Indenture, Section 4.04(a))

   Each Indenture provides that the applicable Indenture Trustee shall, upon the occurrence of any event known to it to be an Indenture Default or Indenture Event of Default thereunder, give notice thereof to the applicable Trustee, GATX Rail Corporation, the applicable Owner Trustee and the applicable owner participant. (Indenture, Section 5.01)

   The holders of a majority in aggregate principal amount of the outstanding equipment notes issued under an Indenture by notice to the related Indenture Trustee may on behalf of all holders thereof waive any past default under such Indenture except a default in the payment of the principal of, premium or interest on any equipment note issued thereunder or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of an equipment note affected thereby. (Indenture, Section 4.06)

Remedies

   If an Indenture Event of Default shall occur and be continuing under an Indenture, the Indenture Trustee may, and when instructed by the holders of a majority in aggregate principal amount of the equipment notes outstanding under such Indenture shall, declare the unpaid principal of all such equipment notes to be due and payable, together with all accrued interest. The holders of a majority in aggregate principal amount of equipment notes outstanding under such Indenture may annul any such declaration by the Indenture Trustee at any time prior to the sale of the related equipment group after such an Indenture Event of Default if:

  (1) there has been paid to or deposited with such Indenture Trustee an amount sufficient to pay all overdue installments of principal of and interest on the equipment notes outstanding under such Indenture that have become due otherwise than by such declaration of acceleration;

  (2) the rescission would not conflict with any judgment or decree; and

  (3) all other Indenture Defaults and Indenture Events of Default under such Indenture, other than nonpayment of principal and interest on the equipment notes outstanding under such Indenture that have become due solely because of such acceleration, have been cured or waived. (Indenture, Section 4.02)

   Each Indenture provides that, if an Indenture Event of Default has occurred and is continuing, the Indenture Trustee may exercise certain rights or remedies available to it under applicable law, including (if the related Lease has been declared in default) one or more of the remedies under the Indenture or the Lease with respect to the equipment group subject to the Lease. An Indenture Trustee's right to exercise remedies under an Indenture is subject in certain circumstances to the Indenture Trustee, as security assignee for the applicable Owner Trustee, having proceeded to exercise one or more remedies under the Lease with respect to the related equipment group, unless at the time, the Indenture Trustee is stayed or otherwise prevented from doing so by operation of law, in which case the Indenture Trustee has agreed to refrain from exercising remedies under the Indenture for a period of not less than 90 days. Further, an Indenture Trustee may not exercise remedies under the Indenture in those circumstances in which GATX Rail Corporation, as the debtor in a bankruptcy proceeding, has assumed the Lease with the approval of the bankruptcy court having jurisdiction over the case, under Section 365 of the Bankruptcy Code or any amended or successor version thereof, and no Lease Event of Default, other than a Lease Event of Default arising from the bankruptcy of GATX Rail Corporation, has occurred and is continuing under the Lease and no Indenture Event of Default unrelated to a Lease Event of Default occurring solely as a result of the bankruptcy of GATX Rail Corporation has occurred and is continuing under the Indenture. See "Description of the Equipment Notes--The Leases--Lease Events of Default". Subject to the provisions of this paragraph, such remedies may be exercised by an Indenture Trustee to the exclusion of a related Owner Trustee and, subject to the terms of the related Lease, GATX Rail Corporation. Any equipment sold in the exercise of such remedies will be free and clear of any rights of those parties including the rights of GATX Rail Corporation under the Lease with respect to the related equipment; provided that no exercise of any remedies by the Indenture Trustee may affect the rights of GATX Rail Corporation under the Lease unless a Lease Event of Default has occurred and is continuing. (Indenture, Sections 4.03(a) and (c), 4.04(c) and 4.05; Lease, Section 15)

   The holders of a majority in aggregate principal amount of the equipment notes outstanding under an Indenture may instruct the Indenture Trustee to give notice, direction or consent, or exercise such right, remedy or power under the Indenture or the related Lease or in respect of the Indenture estate or take such other action as shall be specified in such instructions, but the Indenture Trustee shall not be required to take or refrain from taking any action in connection therewith if it shall have reasonable grounds for believing that adequate indemnity against the risk of taking the action is not reasonably assured to it. (Indenture, Sections 5.02 and 5.03)

   If an Indenture Event of Default occurs and is continuing under an Indenture and the Indenture Trustee thereunder (as security assignee) has declared the related Lease to be in default or the equipment notes outstanding under such Indenture have been accelerated or such Indenture Trustee has exercised any remedies under such Indenture, any sums held or received by the Indenture Trustee may be applied to reimburse the Indenture Trustee for any tax, expense or other loss incurred by it and to pay any other amounts then due to the Indenture Trustee prior to any payments to holders of the equipment notes issued under the Indenture. (Indenture, Section 3.03)

Modification of Indentures and Leases

   Without the consent of holders of a majority in aggregate principal amount of the equipment notes outstanding under an Indenture, the provisions of such Indenture and the related Lease and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

   Certain provisions of each Lease and each Participation Agreement may be amended or modified by the parties thereto without the consent of any holders of the equipment notes outstanding under such Indenture so long as no Indenture Event of Default thereunder shall have occurred and be continuing. In the case of each Lease, such provisions include, among others, provisions relating to:

  (1) rental payments and other payments, except to the extent indicated in item (1) of the following paragraph and except such payments may not be reduced below the level necessary to pay in full all scheduled payments of principal of, premium and interest on the related equipment notes when due;

  (2) the maintenance of the equipment group covered by such Lease, modifications to the equipment within such equipment group and the return to the related Owner Trustee of such equipment group at the end of the term of such Lease; and

  (3) the renewal of such Lease and the option of GATX Rail Corporation at the end of the term of such Lease to purchase such equipment group. (Indenture, Section 9.05)

   Without the consent of the holder of each equipment note outstanding under an Indenture, no amendment or modification of such Indenture may:

  (1) change the final maturity of, or reduce the principal amount of, premium or interest payable on any equipment notes issued under such Indenture or impair the right to institute suit for the enforcement of any such payment or change the date on which any principal, premium or interest is due and payable;

  (2) create any lien with respect to the property subject to the lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture, except as permitted in such Indenture, or deprive any holder of an equipment note issued under such Indenture of the benefit of the lien of such Indenture; or

  (3) reduce the percentage in principal amount of outstanding equipment notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indenture, Section 9.01(b))

Assumption of Equipment Notes under Certain Circumstances

   In the event that GATX Rail Corporation elects to purchase any or all of an equipment group prior to the maturity of the related equipment notes, either pursuant to the early purchase option described under "--The Leases--Early Purchase Option" or as a result of the related owner participant or any affiliate thereof engaging in a business in competition with GATX Rail Corporation's full service railcar leasing business as described under "--The Participation Agreements," GATX Rail Corporation will have the right to assume the related equipment notes on a full recourse basis. Such assumption is subject to certain terms and conditions, including, among other things:

  (1) delivery by GATX Rail Corporation of an indenture supplement giving effect to such assumption reasonably satisfactory to the related Indenture Trustee and execution and delivery by GATX Rail Corporation of equipment notes reflecting such assumption;

  (2) delivery by GATX Rail Corporation to the related Indenture Trustee and the related Owner Trustee of a certificate stating that GATX Rail Corporation has paid to such Owner Trustee all amounts required to be paid to such Owner Trustee pursuant to the applicable Lease in connection with such purchase and assumption;

  (3) there being no Indenture Event of Default or event which with notice or lapse of time or both would become an Indenture Event of Default has occurred and is continuing immediately subsequent to such assumption; and

  (4) receipt by the related Indenture Trustee and the related Owner Trustee of an opinion of counsel to GATX Rail Corporation to the effect that, after giving effect to the indenture supplement:

    (a) the related Indenture, the indenture supplement and the equipment notes issued thereunder each constitutes a legal, valid and binding obligation of GATX Rail Corporation, enforceable against GATX Rail Corporation in accordance with their respective terms (subject to customary exceptions);

    (b) all filings and recordings and other action necessary or appropriate to protect the interests of the related Indenture Trustee in the equipment purchased by GATX Rail Corporation have been accomplished; and

    (c) no holder of equipment notes will be required to recognize gain or loss for tax purposes in connection with such assumption.

   Following such assumption, the equipment so purchased by GATX Rail Corporation shall remain subject to the lien of the Indenture securing the related equipment notes but the related Owner Trustee shall be released from all obligations under such equipment notes and under the related Indenture in respect of such equipment notes. (Indenture, Section 3.06; Lease, Section 22.1; and Participation Agreement, Section 6.9)

The Leases

   Term and Rentals. Each equipment group will be leased separately by the related Owner Trustee to GATX Rail Corporation for a term commencing on the date of delivery of the railcars to such Owner Trustee and expiring on July 13, 2021, unless previously terminated as permitted by the related Lease.

   The basic rental payments by GATX Rail Corporation under each Lease will be payable on each January 13 and July 13 (or, if such day is not a business day, on the next succeeding business day), commencing July 13, 2000. These rental payments will be used to fund payments of principal of and interest due on the equipment notes issued under the related Indenture, which funds will in turn be distributed by the Trustee to the Certificateholders on January 13 and July 13 of each year, commencing July 13, 2000. (Lease, Section 3.2; Indenture, Section 3.01)

   Basic rental payments that GATX Rail Corporation is obligated to make or cause to be made under each Lease will not be less than the scheduled payments of principal of and interest on the equipment notes issued under the Indenture relating to such Lease. In certain cases, the semiannual basic rental payments under each Lease may be adjusted, but under no circumstances will such rental payments be less than the scheduled payments of principal of and interest on the equipment notes issued under the Indenture relating to such Lease. The balance of any such semiannual basic rental payment under each Lease, after payment of the scheduled principal of and interest on the equipment notes issued under the Indenture relating to such Lease, will be paid over to or for the account of the related owner participant as the beneficial owner of the equipment group covered by such Lease. (Indenture, Section 3.01; Lease, Section 3; Trust Agreement, Section 3.2)

   Sublease; Possession and Use. GATX Rail Corporation is in the business of leasing railcars to third parties under operating leases. The terms of these leases vary based on the needs of the sublessee and GATX Rail Corporation. GATX Rail Corporation shall have the right to sublease the equipment to any railroad company incorporated in the United States, Canada or Mexico or to any other responsible company which is not a railroad company for use in its business; provided that GATX Rail Corporation may not sublease more than 15% of the railcars within any equipment group to a sublessee formed under the laws of Mexico or any state thereof. Each Lease provides that the railcars are to be used primarily on domestic routes in the United States and that at no time shall more than 35% of the railcars within any equipment group (as determined by mileage records) be used outside the United States at the same time until January 1, 2007. Thereafter, no more than 49% of the railcars within any equipment group (as determined by mileage records) may be used outside the continental United States (exclusive of Alaska) at the same time. Notwithstanding the foregoing, each Lease provides that no more than 15% of the railcars within any equipment group may be used in Mexico so long as Mexican law does not afford protection to the applicable Owner Trustee and the applicable Indenture Trustee comparable to United States law. GATX Rail Corporation may not sublease any railcars for a term which extends beyond the term of the related Lease unless GATX Rail Corporation replaces such railcars on or prior to the expiration of the related Lease term in accordance with the provisions of such Lease. No sublease will discharge GATX Rail Corporation of its obligations under the related Lease. If any railcar is leased or the possession is otherwise transferred, such railcar will remain subject to the lien of the related Indenture. (Lease, Section 8.2 and 8.3)

   Liens. Each equipment group will be maintained free of any liens, other than the rights of the related owner participant, the related Owner Trustee, the related Indenture Trustee, the holders of the related equipment notes, GATX Rail Corporation and any permitted sublessee arising under the related Lease, the related Indenture, the related Participation Agreement or the related Trust Agreement between such Owner Trustee and such owner participant pursuant to which such Owner Trustee acts as trustee for the benefit of such owner participant, and other than, in the case of such equipment group, certain limited liens permitted under the related Lease and related Indenture, including liens for taxes either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of such equipment group or any interest therein), materialmen's, mechanics' and other similar liens arising in the ordinary course of business and either not yet due and payable or being contested (so long as there exists no material risk of sale, forfeiture, loss or loss of use of such equipment group), judgment liens that are being appealed and whose enforcement has been stayed pending such appeal, and salvage rights of insurers. (Lease, Section 7; Participation Agreement, Sections 6.4(a) and 6.4(b))

   Termination. So long as no Lease Event of Default (or certain specified events which with notice or lapse of time or both would become a Lease Event of Default) thereunder shall have occurred and be continuing, GATX Rail Corporation may terminate each Lease at its option any time on or after April 13, 2007 with respect to any or all of the railcars within the related equipment group (provided that if such termination is for less than all of the railcars in a Basic Group, GATX Rail Corporation shall exercise such termination with respect to at least 25 railcars within the related equipment group, no fewer than 25 railcars shall remain in such Basic Group following such termination and the determination as to which railcars are subject to termination shall be made by GATX Rail Corporation on a random or other basis (in each case reasonably acceptable to the related Owner Trustee) without regard to maintenance status, operating condition or otherwise) (the "Terminated Units") if GATX Rail Corporation determines in good faith (as evidenced by a certified copy of a resolution adopted by its Board of Directors and a certificate executed by the Chief Financial Officer of GATX Rail Corporation), that such Terminated Units have become obsolete or surplus to its requirements. GATX Rail Corporation is required to give notice to the related Owner Trustee and the related Indenture Trustee of its intention to exercise its right of termination at least 120 days prior to the proposed date of termination, which date shall be a Regular Distribution Date (or in certain circumstances, a Special Distribution Date). GATX Rail Corporation will act as agent for the related Owner Trustee in obtaining bids for the Terminated Units and, if GATX Rail Corporation succeeds in locating the eventual purchaser of the Terminated Units, the related Owner Trustee shall transfer on the termination date all of its right, title and interest in and to the Terminated Units to the bidder which has submitted the highest cash bid (who may not be GATX Rail Corporation or any affiliate of GATX Rail Corporation but who may be the related Owner Trustee or any affiliate of the related Owner Trustee). The net proceeds of such sale shall be paid to the related Owner Trustee. If the net proceeds received from such sale are less than a specified termination value for the Terminated Units, GATX Rail Corporation shall pay to the related Owner Trustee an amount equal to the difference between such proceeds and the termination value. GATX Rail Corporation shall also pay to the related Owner Trustee certain other amounts including all unpaid rent with respect to the terminated railcars due on or prior to such termination and the applicable premium. All funds to be paid to or deposited with the related Owner Trustee as described in this paragraph shall, so long as the related Indenture shall not have been discharged, be deposited directly with the related Indenture Trustee. Amounts in excess of the outstanding principal amount of the equipment notes issued in respect of such Terminated Units, the applicable premium thereon, and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The lien of the related Indenture shall terminate with respect to the Terminated Units after the full termination value has been received by the related Indenture Trustee and, if all amounts due the related owner participant have also been paid, the related Lease shall terminate with respect to such Terminated Units and thereafter the obligation of GATX Rail Corporation to make basic rental payments with respect thereto shall cease. In the event any Terminated Unit is not sold by its proposed termination date, the Lease relating thereto, including all GATX Rail Corporation's obligations thereunder, shall continue in effect. (Lease, Sections 3.6, 10.1, 10.2 and 10.4; Indenture,
Section 3.02)

   The Owner Trustee with respect to the applicable equipment group shall have the option to retain the Terminated Units, but it may do so only if such Owner Trustee pays, or causes to be paid, to the related Indenture Trustee funds in an amount equal to the principal of and accrued interest on the outstanding equipment notes issued with respect to such Terminated Units and an amount equal to the premium. (Lease, Section 10.3)

   Special Purchase Option. So long as no Lease Event of Default (or certain specified events which with notice or lapse of time or both would become a Lease Event of Default) has occurred and is continuing under the related Lease (subject to certain exceptions), GATX Rail Corporation may purchase, at its option, exercisable on the date specified below, any or all of the railcars contained in the related equipment group at a price equal to the greater of the then applicable termination value for such railcars and the then fair market sales value for such railcars, provided that if GATX Rail Corporation elects to purchase some but less than all of the railcars in a Basic Group, after giving effect to such purchase, no fewer than 425 railcars shall be subject to the related Lease, the allocation of railcars (by Basic Group) shall be substantially similar to the allocation immediately prior to such purchase, and no Basic Group shall have less than 25 railcars, and provided further, the determination as to which railcars are to be purchased shall be made on a random or other basis (in each case reasonably acceptable to the related Owner Trustee) without regard to maintenance status, operating condition or otherwise. GATX Rail Corporation's special purchase option shall be exercisable on July 13, 2010. GATX Rail Corporation is required to give irrevocable notice to the related Owner Trustee not less than 90 days prior to such date of its election to exercise the early purchase option described herein. So long as the related Indenture shall not have been discharged, the amount of the special purchase price shall be deposited by GATX Rail Corporation directly with the related Indenture Trustee unless GATX Rail Corporation exercises its right to assume all obligations of the Owner Trustee under the equipment notes issued in respect of such railcars. Amounts in excess of the outstanding principal amount of the equipment notes issued in respect of such railcars and the then accrued and unpaid interest thereon will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The lien of the related Indenture shall terminate with respect to such railcars after the special purchase price and all other amounts due and owing by GATX Rail Corporation with respect to such railcars have been paid. (Lease, Sections 3.6 and 22.1(a) and (c); Indenture, Sections 3.02 and 10.01)

   Early Purchase Option. So long as no Lease Event of Default (or certain specified events which with notice or lapse of time or both would become a Lease Event of Default) shall have occurred and be continuing under the related Lease (subject to certain exceptions), GATX Rail Corporation may purchase, at its option, exercisable on a specified date for each Basic Group, any or all of the railcars contained in the related group at a price equal to the early purchase price of such railcars, provided that if GATX Rail Corporation elects to purchase some but less than all of the railcars in a Basic Group, GATX Rail Corporation must exercise such purchase option with respect to at least 25 railcars within the related equipment group, no fewer than 25 railcars must remain in such Basic Group as a result of such purchase and the determination as to which railcars are to be purchased must be made on a random or other basis (in each case reasonably acceptable to the related Owner Trustee) without regard to maintenance status, operating condition or otherwise. GATX Rail Corporation's early purchase option is exercisable on specified dates on or after July 13, 2017. GATX Rail Corporation is required to give irrevocable notice to the related Owner Trustee not less than 90 days prior to such date of its election to exercise the early purchase option described herein. So long as the related Indenture shall not have been discharged, the amount of the early purchase price shall be deposited by GATX Rail Corporation directly with the related Indenture Trustee unless GATX Rail Corporation exercises its right to assume all obligations of the Owner Trustee under the equipment notes issued in respect of such railcars. Amounts in excess of the outstanding principal amount of the equipment notes issued in respect of such railcars plus the applicable premium and the then accrued and unpaid interest will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. The lien of the related Indenture shall terminate with respect to such railcars after the early purchase price and all other amounts due and owing by GATX Rail Corporation with respect to such railcars have been paid. (Lease, Sections 3.6 and 22.1(b) and (c); Indenture, Sections 3.02 and 10.01)

   Events of Loss. If an Event of Loss occurs with respect to a railcar, GATX Rail Corporation shall give notice thereof to the related Owner Trustee and within 60 days after such notice make an election to either:

  (1) pay to such Owner Trustee the stipulated loss value of such railcar, together with certain additional amounts, or

  (2) if no Lease Event of Default under the applicable Lease has occurred and is continuing, replace such railcar.

   In the event GATX Rail Corporation elects to replace such railcar, it must do so within 60 days after GATX Rail Corporation gives notice of such Event of Loss with a railcar of the same car type of the same or newer model year (or otherwise approved by the related Owner Trustee, which approval shall not be unreasonably withheld), and having a fair market value, utility, capacity, remaining economic useful life and condition at least equal to the railcar so replaced (assuming such railcar was in the condition required to be maintained by the applicable Lease). If GATX Rail Corporation elects to pay the stipulated loss value of a railcar subject to an Event of Loss or fails to replace such railcar within such 60-day period, it must pay the stipulated loss value with respect to such railcar on the Regular Distribution Date which next succeeds the 25th day following the date of notice of GATX Rail Corporation's election to pay the stipulated loss value (or if payment of the stipulated loss value is so required with respect to an aggregate of fifteen or more railcars in such equipment group, then on the Special Distribution Date which next succeeds the 25th day following the date such prepayment becomes required). Upon making such payment, together with certain additional amounts, which in all circumstances will be at least sufficient to pay in full as of the date of payment thereof that portion of the aggregate unpaid principal of the outstanding equipment notes issued with respect to such railcar, together with all unpaid interest thereon accrued to the date on which such amount is paid, but without the payment of any premium, the lien of the related Indenture and the related Lease shall terminate with respect to such railcar, title thereto shall be transferred to GATX Rail Corporation or its designee and the obligation of GATX Rail Corporation thereafter to make rental payments with respect thereto shall cease. The stipulated loss value and other payments made by GATX Rail Corporation shall be deposited with the related Indenture Trustee. Amounts in excess of the outstanding principal amount of the equipment notes issued under the related Indenture and the then accrued and unpaid interest thereon to be prepaid as a result of such Event of Loss will be distributed by the related Indenture Trustee in accordance with the terms of the related Indenture. (Lease, Sections 3.6 and 11.2; Indenture, Sections 3.02 and 10.01)

   An Event of Loss with respect to any railcar shall mean any of the following events:

  (1) damage or contamination of such railcar which, in GATX Rail
      Corporation's reasonable judgment (as evidenced by an officers' certificate to such effect), makes repair uneconomic or renders such railcar unfit for commercial use;

  (2) destruction, theft or disappearance of such railcar for a period exceeding twelve months (or, if earlier, the end of the term of the applicable Lease);

  (3) the permanent return of such railcar to the manufacturer pursuant to any patent indemnity provisions;

  (4) the taking or appropriating of title to such railcar by any governmental authority under the power of eminent domain or otherwise; or

  (5) the taking or requisitioning of such railcar for use by (a) any governmental authority of Mexico or any agency or instrumentality of the Mexican government if such taking or requisition is for a period in excess of (i) 365 days and (ii) the remaining basic term or any renewal term then in effect or (b) any other governmental agency or instrumentality for a period in excess of the remaining basic term or any renewal term then in effect. (Lease, Section 11.1)

   Lease Events of Default. Events of default under each Lease (each, a "Lease Event of Default") include, among other things:

  (1) failure by GATX Rail Corporation to make any payment of basic rent, any purchase price to be paid by GATX Rail Corporation for any railcar pursuant to the Lease or the related Participation Agreement, any payment of stipulated loss value or any payment of termination value, within 10 business days after the same shall have become due;

  (2) failure by GATX Rail Corporation to make any payment of supplemental rent, including indemnity or tax indemnity payments, but not including stipulated loss value or any purchase price to be paid by

     GATX Rail Corporation for any railcar pursuant to the Lease or the related Participation Agreement, after the same shall have become due and such failure shall continue unremedied for 10 business days after receipt by GATX Rail Corporation of written notice of such failure from the related Owner Trustee, the related owner participant or the related Indenture Trustee;

  (3) failure to maintain in effect insurance as required by the Lease, such failure not having been waived;

  (4) unauthorized assignment or transfer of the Lease by GATX Rail Corporation or the permitting by GATX Rail Corporation of any possession of all or some of the equipment group not authorized by the Lease, provided that such unauthorized possession shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof so long as:

    (a) such unauthorized possession is not the result of any willful action of GATX Rail Corporation, and

    (b) such unauthorized possession is capable of being cured and GATX Rail Corporation diligently pursues such cure throughout such 45-day period;

  (5) failure by GATX Rail Corporation to observe or perform any of the agreements or covenants relating to the merger, consolidation or transfer of assets of GATX Rail Corporation and such failure continues unremedied for 30 days during which period GATX Rail Corporation diligently pursues the cure of such failure;

  (6) failure by GATX Rail Corporation to perform or observe any other covenant or agreement to be performed or observed by it under any Lessee Agreement (other than the Tax Indemnity Agreement) and such failure continues unremedied for 30 days after notice of such failure from the related Owner Trustee, the related owner participant or the related Indenture Trustee, or, if such failure is capable of being remedied (and the remedy requires an action other than, or in addition to, the payment of money), for a period of 90 days after receipt of such notice so long as GATX Rail Corporation is diligently proceeding to remedy such failure;

  (7) any representation or warranty made by GATX Rail Corporation in any Lessee Agreement (other than the Tax Indemnity Agreement) being untrue or incorrect in any material respect at the time made and such untruth or incorrectness continues to be material and unremedied for a period of 30 days after notice thereof from the related Owner Trustee, the related owner participant or the related Indenture Trustee or, if such untruth or incorrectness is capable of being remedied, for a period of 60 days after receipt of such notice so long as GATX Rail Corporation is diligently proceeding to remedy such untruth or incorrectness and any adverse effects thereof; and

  (8) the occurrence of certain events of bankruptcy, reorganization or insolvency of GATX Rail Corporation.

There are no cross-default provisions in the Leases and events resulting in a Lease Event of Default under any particular Lease will not necessarily result in a Lease Event of Default under any other Lease. (Lease, Section 14)

   If a Lease Event of Default under any Lease has occurred and is continuing and such Lease has been declared to be in default (or deemed to have been declared in default), the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, may, subject to a stay of such rights if GATX Rail Corporation were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, exercise one or more of the remedies provided in such Lease with respect to the equipment subject thereto. These remedies include the right to repossess the railcar, to terminate the Lease and any sublease thereunder and to require GATX Rail Corporation to pay as liquidated damages any unpaid rent plus, at the related Indenture Trustee's option, any one of the following amounts:

  (1) the excess of the present value of all rental payments for such railcar for the remainder of the basic term or any renewal term then in effect over the present value of the then fair market rental value of such railcar;

  (2) the excess of the stipulated loss value of such railcar over the fair market sales value of such railcar; or

  (3) the higher of the stipulated loss value for such railcar or the fair market sales value of such railcar. If payment is made pursuant to the foregoing clause (3), such railcar shall be transferred to GATX Rail Corporation. (Lease, Section 15)

The Participation Agreements

   GATX Rail Corporation is required to indemnify each owner participant, each Owner Trustee, each Indenture Trustee and the Trustee for certain losses, fees and expenses and for certain other matters. (Participation Agreement, Section 7.2) In addition, GATX Rail Corporation is required to indemnify each owner participant, each Owner Trustee and each Indenture Trustee for certain taxes in connection with the ownership, lease, sale or use of the equipment. (Participation Agreement, Section 7.1)

   Each Participation Agreement gives GATX Rail Corporation certain rights to repurchase the equipment group if the related owner participant or any affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to GATX Rail Corporation or any affiliate of GATX Rail Corporation, or any person that has a material interest in an enterprise that engages in a business that is competitive with GATX Rail Corporation's full service railcar leasing business. If any such event occurs and GATX Rail Corporation elects to exercise its repurchase right, GATX Rail Corporation is required to give notice to the related Owner Trustee and the related Indenture Trustee. The purchase date would be the first Special Distribution Date that occurs after the 25th day following the date of notice. GATX Rail Corporation would be entitled to purchase such equipment for a purchase price equal to either:

  (1) the termination value for such equipment group calculated as of such Special Distribution Date, together with all other amounts due and owing by GATX Rail Corporation with respect to such equipment group, including, without limitation, all accrued and unpaid rental payments and any Make-Whole Amount, or

  (2) if GATX Rail Corporation has elected to assume on a full recourse basis all of the related Owner Trustee's obligations in respect of the equipment notes issued with respect to such equipment group, the difference between the termination value for such equipment group and the outstanding principal amount of the equipment notes issued with respect to such equipment group.

If GATX Rail Corporation elects to exercise its right to purchase an equipment group, unless GATX Rail Corporation elects to assume the related equipment notes on a full recourse basis, the purchase price shall be used to prepay the equipment notes issued with respect to such equipment group and to pay the applicable Make-Whole Amount, if any, shall be paid. See "Description of the Equipment Notes--Prepayment." (Participation Agreement, Section 6.9)

   Under each Participation Agreement, GATX Rail Corporation will be prohibited from consolidating or merging with or into any other corporation or transferring all or substantially all of its assets to another corporation unless:

  (1) the successor corporation, if other than GATX Rail Corporation, shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume the due and punctual performance and observance of all the covenants and conditions of the operative agreements to be performed by GATX Rail Corporation;

  (2) immediately prior to and immediately after giving effect to such transaction, no Lease Event of Default under the related Lease, or event which with notice or the passage of time or both would become a Lease Event of Default under the related Lease, shall have occurred, whether as a result of such transaction or otherwise;

  (3) GATX Rail Corporation shall have made all filings necessary or appropriate in the reasonable opinion of the related Owner Trustee and the related Indenture Trustee in order to preserve and protect the rights of the related Owner Trustee under the related Lease and of the related Indenture Trustee under the related Indenture;

  (4) there shall have been delivered to the applicable owner participant, the applicable Owner Trustee and the applicable Indenture Trustee, an officer's certificate of the successor to GATX Rail Corporation (or such person as is the surviving corporation) and an opinion of counsel (which may be such person's in-house counsel) in form and substance reasonably satisfactory to such owner participant, such Owner Trustee and such Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the applicable assumption agreement comply with the terms of the applicable Participation Agreement; and

  (5) if the person (a) formed by such consolidation or surviving such merger (if other than GATX Rail Corporation) or the person which acquires all or substantially all of the assets of GATX Rail Corporation is not an affiliate of GATX Rail Corporation, the aggregate net worth of such surviving or acquiring person immediately after such merger, consolidation or acquisition (determined in accordance with generally accepted accounting principles) shall not be less than the consolidated net worth of GATX Rail Corporation immediately prior to such merger, consolidation or acquisition, or (b) with which GATX Rail Corporation consolidates or merges or which acquires all or substantially all of the assets of GATX Rail Corporation is an affiliate of GATX Rail Corporation, such person, immediately prior to such consolidation, merger or acquisition, has a positive net worth (determined in accordance with generally accepted accounting principles). (Participation Agreement, Section 6.8)

                              ERISA CONSIDERATIONS

   The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated an administrative exemption (Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20,548 (1990), as amended by Prohibited Transaction Exemption 97-34, (62 Fed. Reg. 39,021 (1997)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the purchase, both upon their initial issuance and in the secondary market, the holding and the subsequent resale by an employee benefit plan of certificates in certain pass through trusts, the assets of which consist of secured credit instruments that bear interest, including qualified equipment notes secured by leases. A number of conditions must be satisfied in order for the Exemption to apply, including the requirement that the certificates have, at the time of their purchase by an employee benefit plan, a specified credit rating. Under the Exemption, an equipment note secured by a lease will be considered qualified only if it is a note (a) which is secured by equipment which is leased, (b) which is secured by the obligation of the lessee to pay rent under the equipment lease and (c) with respect to which the trust's security interest is at least as protective of the rights of the trust as the trust would have if the equipment note were secured only by the equipment and not by the lease. Any plan that purchases a Certificate must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated under the Securities Act. The Exemption from Section 406(b) or 407(a) of ERISA does not apply to the acquisition, holding or disposition of Certificates by plans sponsored by GATX Rail Corporation, the underwriters, the Trustee, the Owner Trustees, the owner participants or any of their affiliates.

   It is not clear whether the Exemption applies to participant directed plans described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. In addition, there are various other terms and conditions to the applicability of the Exemption. Accordingly, each fiduciary of a Plan should independently determine if its purchase of a Certificate will require an exemption and, if so, whether the Exemption applies to its purchase, or whether any other prohibited transaction exemption is available. See "ERISA Considerations" in the accompanying prospectus.

                              CERTAIN TAX ASPECTS

   The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Certificates is directed to initial purchasers of the Certificates at the "issue price" who hold the Certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury Regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address federal income tax consequences applicable to investors that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the Certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment comprised of the Certificates and one or more other investments, foreign investors, trusts or estates and pass-through entities with any of these specified investors as equity holders. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Trust is not indemnified for any federal income taxes that may be imposed upon it. Any income taxes imposed on a Trust could result in a reduction in amounts available for distribution to Certificateholders.

   Vedder, Price, Kaufman & Kammholz, counsel to GATX Rail Corporation, has advised GATX Rail Corporation that, in its opinion, based upon its interpretation of analogous authorities under currently applicable law, the Trust will not be classified as an association taxable as a corporation, but should be classified as a grantor trust under the Code, and that each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the equipment notes or any other property held in the Trust.

General

   Each Certificateholder will be required to report on its federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the Trust under the Certificateholder's usual method of accounting. Each Certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the Trust as provided in Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the Certificateholders. The Trust may be treated as having constructively received these fees and expenses so that each Certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the Certificateholder's other miscellaneous itemized deductions, 2% of the Certificateholder's adjusted gross income. This deduction may be reduced further by Section 68 of the Code if an individual's adjusted gross income exceeds specified levels.

   If an equipment note held by a Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the equipment note, the Certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as interest income if not previously included in income. A Certificateholder's adjusted basis is determined by allocating the purchase price for the Certificate among the equipment notes and other property in the Trust in proportion to their fair market values at the time of purchase of the Certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income. An owner participant's conveyance of its interest in an owner trust will not constitute a taxable event to the holders of interests in the equipment notes. However, if GATX Rail Corporation were to assume an owner trust's obligations under the equipment notes the assumption may be treated for federal income tax purposes as a taxable exchange resulting in taxable gain or loss to the Certificateholders under the rules discussed above. In calculating the taxable gain or loss, the amount realized would be equal to the fair market value of a Certificateholder's pro rata share of the equipment notes at that time.

Sales of Certificates

   A Certificateholder who sells a Certificate will recognize capital gain or loss, equal to the difference between the amount realized on the sale, except for amounts representing accrued interest taxable as interest income, if not previously included in income, and the Certificateholder's adjusted tax basis in the Certificate. In general, a Certificateholder's adjusted tax basis in a certificate will equal the purchase price for the Certificate. Gain or loss will be long-term capital gain or loss if the Certificate was held for more than one year, except for amounts attributable to property held by the Trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates and to individual taxpayers at a maximum rate of 20%. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

   A Certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium if the Certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the Certificateholder's Certificate. A Certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as a reduction to interest income with corresponding reductions in the Certificateholder's tax basis in the equipment note. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

   The equipment notes will not be issued with original issue discount.

Backup Withholding

   Payments made on Certificates, and proceeds from the sale of Certificates to or through brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with reporting procedures specified in Treasury Regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the Certificateholder' federal income tax and may entitle the Certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a Certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                             CERTAIN ILLINOIS TAXES

   The Trustee is a national banking association organized under the laws of the United States, with its corporate trust office in Illinois. In the opinion of Vedder, Price, Kaufman & Kammholz, counsel to GATX Rail Corporation, under currently applicable law, assuming that the Trust is not taxable as a corporation, but, rather, will be classified as a grantor trust under the Code,
(i) the Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Illinois will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

   Neither the Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. In general, should a Certificateholder or a Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United State, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                                  UNDERWRITING

   Under the terms of and subject to the conditions contained in the Underwriting Agreement, Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation have severally agreed to purchase and the Trustee has agreed to sell to them, severally, the percentage of the Certificates and the aggregate principal amount of Certificates as set forth below:

                                                Percentage of   Total Aggregate
                                                  Aggregate     Principal Amount
          Underwriter                          Principal Amount of Certificates
          -----------                          ---------------- ----------------
     Morgan Stanley & Co. Incorporated.......         50%         $ 59,935,000
     Credit Suisse First Boston Corporation..         50%           59,934,000
                                                     ----         ------------
       Total.................................        100%         $119,869,000
                                                     ====         ============

   The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the Certificates if any are purchased thereunder.

   The underwriters initially propose to offer all or part of the Certificates directly to the public at the public offering price per Certificate designation set forth on the cover page of this prospectus supplement and may offer a portion of the Certificates to dealers at a price which represents a concession not in excess of 0.40% of the principal amount of the Certificates. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the Certificates to certain other dealers. After the initial public offering, the public offering prices and such concessions may be changed from time to time by the underwriters.

   GATX Rail Corporation has agreed to reimburse the underwriters for certain expenses and to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   GATX Rail Corporation does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

   In order to facilitate the offering of the Certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Certificates for their own account. In addition, to cover over-allotments or to stabilize the price of the Certificates, the underwriters may bid for, and purchase, Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Certificates in the offering, if the syndicate repurchases previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL OPINIONS

   The validity of the Certificates is being passed upon for GATX Rail Corporation by Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601, and for the underwriters by Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005. Both Vedder, Price, Kaufman & Kammholz and Milbank, Tweed, Hadley & McCloy LLP will rely on the opinion of the law department of Bank One, NA as to matters relating to the authorization, execution and delivery of the Certificates under the Basic Agreement and the Trust Supplement.

                                                                          [LOGO]

PROSPECTUS

                                 $650,000,000
                  General American Transportation Corporation
                           PASS THROUGH CERTIFICATES

                               ----------------

   Up to $650,000,000 aggregate principal amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements. Pass Through Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Pass Through Certificates, a separate General American Transportation Corporation Pass Through Trust for each series of Pass Through Certificates being offered (each, a "Trust") will be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement") and a supplement thereto (a "Trust Supplement") relating to such Trust between General American Transportation Corporation ("GATC" or the "Company") and, unless otherwise specified in the Prospectus Supplement, The First National Bank of Chicago (the "Pass Through Trustee"), as pass through trustee under each Trust. Each Pass Through Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interest in respect of any other Trust. The property of each Trust will consist of equipment notes (the "Equipment Notes") (a) issued, with recourse to GATC, by GATC to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, certain railcars (the "Equipment Units"), which have been or will be purchased by GATC (the "Owned Equipment") or (b) issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of Equipment Units which have been or will be leased to GATC (the "Leased Equipment"). The Prospectus Supplement relating to each offering of Pass Through Certificates will describe certain terms of the Pass Through Certificates being offered, the Trust or Trusts relating thereto, the Equipment Notes to be purchased by such Trust or Trusts, the Equipment Units relating to such Equipment Notes and the leveraged lease transactions, if any, relating thereto.

   The Equipment Notes issued in respect of the Leased Equipment (the "Leased Equipment Notes") will not be direct obligations of, or guaranteed by, GATC, but the amounts unconditionally payable by GATC for the lease of such Leased Equipment will be sufficient to pay in full when due all payments required to be made on such Leased Equipment Notes. The Equipment Notes issued in respect of the Owned Equipment (the "Owned Equipment Notes") will be direct obligations of GATC, secured by a security interest in the Owned Equipment.

   Equipment Notes may be issued in respect of Equipment Units in one or more series, each series having a different interest rate and final maturity date. A separate Trust will purchase one or more series of the Equipment Notes issued with respect to each group of Equipment Units (an "Equipment Group"). All of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Pass Through Certificates. The Equipment Notes issued with respect to each Equipment Group will be secured by a security interest in such Equipment Group and, in the case of the Leased Equipment, by the lease relating thereto (each, a "Lease"), including the right to receive rentals payable in respect of such Equipment Group by GATC.

   Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Pass Through Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Trust.

   The Pass Through Certificates may be sold through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." The Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this Prospectus is December 7, 1995

                             AVAILABLE INFORMATION

   General American Transportation Corporation, a New York corporation ("GATC" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by GATC with the Commission can be inspected and copied at the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities of the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. GATC has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                               ----------------

                      DOCUMENTS INCORPORATED BY REFERENCE

   GATC's Annual Report on Form 10-K for the year ended December 31, 1994, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, respectively, and its Current Report on Form 8-K dated July 19, 1995 heretofore filed with the Commission pursuant to the Exchange Act, are hereby incorporated by reference.

   All documents filed by GATC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

   GATC will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless specifically incorporated therein). Requests for such documents should be directed to General American Transportation Corporation, 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Secretary (telephone 312-621-6200).

                                  THE COMPANY

   GATC is a wholly owned subsidiary of GATX Corporation ("GATX") and is principally engaged in railcar leasing and management. GATX Terminals Corporation ("Terminals"), a wholly owned subsidiary of the Company, is engaged in the operation of public bulk liquid terminals and domestic pipeline systems. The Company is the largest lessor of railroad tank cars in the United States, and Terminals is one of the largest independent operators of public bulk liquid terminals in the world. The principal offices of the Company are located at 500 West Monroe Street, Chicago, Illinois 60661-3676 (telephone: (312) 621-6200).

   The Company leases specialized railcars, primarily tank cars and to a lesser extent Airslide(R) covered hoppers and plastic pellet cars, under full service leases. The Company's railcars have a useful life of approximately 30 to 33 years. The average age of the railcars in the Company's fleet is approximately 15 years. The Company's customers typically lease new equipment for a term of five years or longer, whereas renewals or leases of used cars are typically for periods ranging from less than a year to seven years with an average lease term of about three years. Under its full service leases, the Company maintains and services its railcars, pays ad valorem taxes and provides many ancillary services.

   Terminals is engaged in the storage, handling and intermodal transfer of petroleum and chemical commodities at key points in the bulk liquid distribution chain. Terminals owns and operates terminals in the United States and the United Kingdom; Terminals also has joint venture interests in facilities in Europe and the Pacific Rim. All of its terminals are located near major distribution and transportation points and most are capable of receiving and shipping bulk liquids by ship, rail, barge and truck. Many of the terminals are also linked with major interstate pipelines. In addition to storing, handling and transferring bulk liquids, Terminals also provides blending and testing services at most of its facilities.

Relationship with GATX

   All of the Company's outstanding common stock is owned by GATX. GATX is also the parent of American Steamship Company, a shipping company which operates self-unloading vessels on the Great Lakes, GATX Logistics, Inc., which provides distribution and logistics support services, warehousing facilities, and related real estate services throughout North America, and GATX Financial Services, which through its principal subsidiary, GATX Capital Corporation as well as its subsidiaries and joint ventures, arranges and services the financing of equipment and other capital assets on a worldwide basis.

   GATX will not guarantee the Pass Through Certificates and does not guarantee any other indebtedness of the Company. The Company, in the normal course of business, pays dividends to GATX to provide for GATX's normal operating expenses. Additional amounts have been advanced to GATX from time to time for general corporate purposes, the redemption of GATX preferred stock and the retirement of debt. In addition, GATX may make advances to subsidiaries of the Company in the normal course of business. These advances have no fixed maturity date.

                            FORMATION OF THE TRUSTS

   In respect of each offering of Pass Through Certificates, one or more Trusts will be formed, and the related Pass Through Certificates will be issued, pursuant to separate Trust Supplements to be entered into between the Pass Through Trustee and GATC in accordance with the terms of the Basic Agreement. All Pass Through Certificates with respect to each Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and will have no rights, benefits or interest in respect of any other Trust or the property held therein. Concurrently with the execution and delivery of each Trust Supplement, the Pass Through Trustee, on behalf of the Trust formed thereby, will enter into one or more financing, refinancing, purchase or participation agreements (each such agreement being herein referred to as a "Participation Agreement") relating to one or more Equipment Groups described in the applicable Prospectus Supplement. Pursuant to the applicable Participation Agreement, the Pass Through Trustee, on behalf of such Trust, will purchase the Equipment Notes issued with respect to each such Equipment Group so that all of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued with respect to such Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Pass Through Certificates with respect to the Trust in which such Equipment Notes are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

   The Pass Through Certificates offered pursuant to any Prospectus Supplement will be issued in order to facilitate the financing of all or a portion of the cost of Owned Equipment described in such Prospectus Supplement or the financing or refinancing of the debt component of one or more separate leveraged lease transactions entered into by GATC, as lessee, with respect to Leased Equipment described therein. The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the applicable Trust or Trusts to purchase, at par, the Owned Equipment Notes issued by GATC to finance all or a portion of the cost of Owned Equipment purchased or to be purchased by GATC or the Leased Equipment Notes to be issued by the respective Owner Trustee or Owner Trustees to finance or refinance all or a portion of the equipment cost of Leased Equipment. Simultaneously with the acquisition of such Leased Equipment, the respective Owner Trustee leased or will lease such Leased Equipment to GATC. As described in the applicable Prospectus Supplement, a portion of the Equipment Notes issued with respect to one or more Equipment Groups may be purchased by investors other than the Pass Through Trustee. Unless otherwise specified in the applicable Prospectus Supplement, GATC will use the proceeds from each Owned Equipment Note issued by it and from each separate leveraged lease transaction for general corporate purposes.

   The Equipment Notes with respect to each Equipment Group will be issued under a separate Trust Indenture and Security Agreement (each, an "Indenture") between a bank or trust company as trustee thereunder (each, an "Indenture Trustee") and (a) with respect to the Owned Equipment, GATC or (b) with respect to the Leased Equipment, an owner trustee, not in its individual capacity (except as expressly set forth therein) but solely as trustee (each, an "Owner Trustee"), of a separate trust for the benefit of one or more institutional or corporate investors (each, an "Owner Participant"). In the case of Leased Equipment, each Owner Participant will provide, from sources other than the Equipment Notes, the balance of the equipment cost of the related Equipment Group. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Leased Equipment Notes issued thereunder. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

   Because GATC's obligation to make payments on the Owned Equipment Notes and to make payments under the Leases relating to the Leased Equipment Notes will be unconditional, and not affected by the financial performance of the railcars within the related Equipment Groups, GATC believes that historical financial information with respect to the Equipment Groups will not be relevant to purchasers of the Pass Through Certificates.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   In connection with each offering of Pass Through Certificates, one or more separate Trusts will be formed and one or more series of Pass Through Certificates will be issued pursuant to the Basic Agreement and one or more Trust Supplements to be entered into between GATC and the Pass Through Trustee. The following summary relates to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Pass Through Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. Citations to the relevant sections of the Basic Agreement appear below in parentheses. The statements under this caption are a summary and do not purport to be complete. This summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The form of the Trust Supplement relating to each series of Pass Through Certificates and the forms of the Leases, if any, Participation Agreements, Indentures and Equipment Notes relating thereto will be filed as exhibits to a report by the Company on Form 8-K, 10-Q, or 10-K, as applicable, to be filed with the Commission following the offering of such series of Pass Through Certificates.

General

   The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Trust Supplement pursuant to which such Pass Through Certificate is issued. The property of each Trust will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Trust. Each Pass Through Certificate will correspond to a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust and will be issued in denominations of $1,000 or any integral multiple of $1,000. (Sections 2.01, 2.02 and 3.01)

   Except as otherwise provided in the applicable Trust Supplement, Pass Through Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in Pass Through Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the related Trust unless "Definitive Certificates" are issued as described below. Unless Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Pass Through Certificates--Book-Entry Registration." (Section 3.09)

   Interest will be passed through to Certificateholders of each Trust at the rate per annum set forth on the cover page of the applicable Prospectus Supplement and will be calculated on the basis of a 360-day year of twelve 30-day months.

   The Pass Through Certificates of each series represent interests only in the related Trust and all payments and distributions shall be made only from the related Trust Property. (Section 3.08) The Pass Through Certificates do not represent an interest in or obligation of GATC, the Pass Through Trustee, the Owner Trustee, if any, in its individual capacity, the Owner Participant, if any, or any affiliate of any thereof.

   The Basic Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting GATC. However, the Certificateholders of each series will have the benefit of a lien on the specific Equipment Group securing the related Equipment Notes held in the related Trust, as discussed under the caption "Description of the Equipment Notes--Security."

Book-Entry Registration

   Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

   DTC. DTC has advised GATC that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

   Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal, premium, if any, and interest from the Pass Through Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on the Pass Through Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Pass Through Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

   GATC understands that DTC will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, GATC understands that DTC will take such actions with respect to any specified percentage of the beneficial interest of Certificateholders held in each Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

   Neither GATC nor the Pass Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Pass Through Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The information contained in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

   Definitive Certificates. With respect to each Trust, the related Pass Through Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) GATC advises the Pass Through Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Pass Through Certificates and the Pass Through Trustee or GATC is unable to locate a qualified successor,
(ii) GATC, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined below), Certificate Owners representing an aggregate percentage interest in such Trust of not less than a majority advise the Pass Through Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09)

   Upon the occurrence of any event described in the immediately preceding paragraph, the Pass Through Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Pass Through Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners. (Section 3.09)

   Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Pass Through Trustee in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the applicable Trust. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Section 4.02)

   Definitive Certificates will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required. (Section 3.04)

   Same-Day Settlement and Payment. Settlement for the Pass Through Certificates will be required to be made in immediately available funds. So long as the Pass Through Certificates are registered in the name of Cede, all payments made by GATC to the Indenture Trustees, as assignees of the Owner Trustees' rights under the Leases, in the case of Leased Equipment Notes, or on the Owned Equipment Notes, in the case of Owned Equipment Notes, will be in immediately available funds and will be passed through by the Pass Through Trustee to DTC in immediately available funds.

   Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Pass Through Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

Payments and Distributions

   Payments received by the Pass Through Trustee of principal of, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Pass Through Trustee to the Certificateholders of such Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default."

   Payments of principal of, and interest on the unpaid principal amount of, the Equipment Notes held in each Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified therefor in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). The Pass Through Trustee of each Trust will distribute on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Pass Through Trustee on such Regular Distribution Date. Each such distribution of Scheduled Payments will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day immediately preceding such Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the Pass Through Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

   Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust. Scheduled Payments of principal on the Equipment Notes held in each Trust will be set forth in the applicable Prospectus Supplement. After a partial or full prepayment or default in respect of some or all of such Equipment Notes, a Certificateholder should refer to the information with respect to the Pool Balance and the Pool Factor for such Trust reported periodically by the Pass Through Trustee. See "Description of the Pass Through Certificates--Pool Factors" and "Description of the Pass Through Certificates--Statements to Certificateholders."

   Payments of principal, premium, if any, and interest received by the Pass Through Trustee on account of a partial or full prepayment, if any, of the Equipment Notes held in a Trust, and payments received by the Pass Through Trustee following a default in respect of the Equipment Notes held in a Trust (including, in the case of Leased Equipment Notes, payments received by the Pass Through Trustee on account of their purchase by the related Owner Trustee or payments received on account of the sale of such Equipment Notes by the Pass Through Trustee) ("Special Payments") will be distributed on the dates specified therefor in the applicable Prospectus Supplement (a "Special Distribution Date"). In general, the Pass Through Trustee will mail notice to the Certificateholders of record of any Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Pass Through Trustee stating such anticipated Special Distribution Date. (Section 4.02) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Pass Through Trustee to the holders of record of the Pass Through Certificates of such Trust on the fifteenth day preceding such Special Distribution Date. See "Description of the Equipment Notes--Prepayments" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default."

   The Basic Agreement requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. (Section 4.01) The Basic Agreement also requires that the Pass Through Trustee establish and maintain, for each Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments.

   Pursuant to the terms of the Basic Agreement, the Pass Through Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Pass Through Trustee on a Regular Distribution Date or a Special Distribution Date as appropriate. (Section 4.02)

   At such time, if any, as the Pass Through Certificates of any Trust are issued in the form of Definitive Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from the Certificate Account or the Special Payments Account of such Trust on a Regular Distribution Date or a Special Distribution

Date, as appropriate, will be made by check mailed to each Certificateholder of such Trust of record on the applicable record date at its address appearing on the register maintained with respect to such Trust. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Description of the Pass Through Certificates--Termination of the Trusts."

   If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Section 12.10)

Pool Factors

   Unless there has been a prepayment, or a default in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default," the Pool Factor for such Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of a partial or full prepayment or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor and Pool Balance.

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

   Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust, as of any date, is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust, by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of record of such Trust on each Regular Distribution Date and Special Distribution Date.

Statements to Certificateholders

   On each Regular Distribution Date and Special Distribution Date, if any, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, if any, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to (i) and (ii) below):

  (i)the amount of such distribution allocable to principal and the amount allocable to premium, if any;

  (ii)the amount of such distribution allocable to interest; and

  (iii)the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

   So long as the Pass Through Certificates of any Trust are registered in the name of Cede, as nominee for DTC, on the applicable record date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such Trust on such record date. On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Section 3.09)

   In addition, after the end of each calendar year, the Pass Through Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Pass Through Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

   At such time, if any, as the Pass Through Certificates of a Trust are issued in the form of Definitive Certificates, the Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records of the Registrar of the Pass Through Certificates.

Voting of Equipment Notes

   The Pass Through Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the applicable Indenture. The Basic Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.01 and 10.01)

Events of Default and Certain Rights Upon an Event of Default

   The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Event of Default"). The Indenture Events of Default will be described in the applicable Prospectus Supplement and, in the case of Leased Equipment Notes, will include events of default under the related Lease. Because the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Trust. There will be, however, no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, the Equipment Notes issued pursuant to the related Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Trust and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Pass Through Certificates of such Trust as originally scheduled.

   In the case of Leased Equipment, the Owner Trustee and the Owner Participant under each Indenture will each have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to be cured.

   The Basic Agreement provides that, as long as an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, shall vote not less than a corresponding majority of such Equipment Notes in favor of directing the related Indenture Trustee to declare the unpaid principal amount of all Equipment Notes issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreement also provides that, if an Indenture Event of Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Pass Through Trustee of such Trust may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, subject to certain conditions, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the related Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Sections 6.01 and 6.04)

   The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Indenture Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment on such Equipment Notes under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the percentage of the aggregate principal amount of all Equipment Notes outstanding under such Indenture that are represented by the Equipment Notes outstanding under such Indenture and held in such Trust. Each Trust will hold Equipment Notes with different terms from those of the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Equipment Group. In addition, so long as the same institution acts as Pass Through Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Pass Through Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the Pass Through Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee for one or all of such Trusts would be appointed in accordance with the terms of the Basic Agreement.

   As an additional remedy, if an Indenture Event of Default shall have occurred and be continuing, the Basic Agreement provides that the Pass Through Trustee of a Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of Pass Through Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell all or part of such Equipment Notes for cash to any person. (Sections 6.01 and 6.02) Any proceeds received by the Pass Through Trustee upon any such sale shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of each Trust, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Pass Through Trustee sells any such Equipment Notes with respect to which an Indenture Event of Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against GATC, the related Owner Trustee or the related Owner Participant, in the case of any Leased Equipment, or the Pass Through Trustee. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Trust could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Event of Default existed with respect thereto.

   Any amount distributed to the Pass Through Trustee of any Trust by the Indenture Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Event of Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Indenture relating to Leased Equipment, the related Owner Trustee exercises its option, if any, to purchase the outstanding Leased Equipment Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Pass Through Trustee of any Trust for the Leased Equipment Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

   Any funds held by the Pass Through Trustee in the Special Payments Account for a Trust representing either payments received with respect to any Equipment Notes held in such Trust following an Indenture Event of Default or proceeds from the sale by the Pass Through Trustee of any such Equipment Notes, shall, to the extent practicable, be invested and reinvested by the Pass Through Trustee in Permitted Government Investments pending the distribution of such funds on a Special Distribution Date. Permitted Government Investments are defined as being obligations of the United States and agencies thereof maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 4.01 and 4.04)

   The Basic Agreement provides that the Pass Through Trustee of each Trust shall, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Pass Through Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Certificateholders. The term "default," for the purpose of the provision described in this paragraph only, shall mean the occurrence of any Event of Default with respect to a Trust as specified above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded.
(Section 7.02)

   The Basic Agreement contains a provision entitling the Pass Through Trustee of each Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Pass Through Certificates of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders. (Section 7.03)

   In certain cases, the holders of Pass Through Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all Pass Through Certificates of such Trust waive any past default or Event of Default with respect to such Trust and thereby annul any direction given by the Pass Through Trustee on behalf of such holders to the related Indenture Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any such payment, (ii) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture

Event of Default under such Indenture. Therefore, if the Certificateholders of a Trust waive a past default or Event of Default such that the principal amount of the Equipment Notes held in such Trust constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture shall be waived. For a discussion of waivers of Indenture Events of Default under the Indentures, see "Description of the Equipment Notes--Indenture Events of Default and Remedies."

Modifications of the Basic Agreement

   The Basic Agreement contains provisions permitting GATC and the Pass Through Trustee of each Trust to enter into supplemental trust agreements, without the consent of the holders of any of the Pass Through Certificates of such Trust, (i) to evidence the succession of another corporation to GATC and the assumption by such corporation of GATC's obligations under the Basic Agreement and the applicable Trust Supplement, (ii) to add to the covenants of GATC for the benefit of the holders of such Pass Through Certificates, (iii) to cure any ambiguity, to correct any manifest error or to correct or supplement any defective or inconsistent provision of such Basic Agreement, the applicable Trust Supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of such Pass Through Certificates, (iv) to evidence and provide for a successor Trustee for some or all of the Trusts, or (v) to make any other amendments or modifications which shall only apply to Pass Through Certificates of one or more series to be issued thereafter. (Section 9.01)

   The Basic Agreement also contains provisions permitting GATC and the Pass Through Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of such Certificateholders, except that no such supplemental trust agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or make distributions payable in coin or currency other than that provided for in such Pass Through Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement. (Section 9.02)

Modification and Consents and Waivers Under the Indentures and Related
Agreements

   In the event that the Pass Through Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease, if any, or other document relating to such Equipment Notes, which requires the consent of the Certificateholders of such Trust, the Pass Through Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust as of the date of such notice. The Pass Through Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Pass Through Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, the Pass Through Trustee, subject to the voting instructions referred to under "Description of the Pass Through Certificates-- Events of Default and Certain Rights Upon an Event of Default," may in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee to which such consent relates. (Section 10.01)

Termination of the Trusts

   The obligations of GATC and the Pass Through Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Pass Through Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such notice of termination. (Section 11.01)

Delayed Purchase

   In the event that, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will hold the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in Specified Investments at the direction and risk of, and for the account of, GATC. Earnings on Specified Investments in the escrow account for each Trust will be paid to GATC periodically, and GATC will be responsible for any losses realized on such Specified Investments. (Section 2.02)

   On the Regular Distribution Date occurring after the issuance of such Pass Through Certificates, GATC will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Notes which are purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Notes by the Pass Through Trustee. (Section 2.02)

   To the extent that Equipment Notes are not purchased by the Pass Through Trustee on or prior to the date specified in the applicable Prospectus Supplement, the unexpended proceeds from the sale of such Pass Through Certificates, together with interest thereon at the rate applicable to such Pass Through Certificates, will be distributed to the holders of such Pass Through Certificates as a Special Payment.

Merger, Consolidation and Transfer of Assets

   GATC will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless any successor or transferee corporation shall be a corporation organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume all of the obligations of GATC contained in the Basic Agreement, and, in the case of Leased Equipment Notes held in a Trust, both immediately prior to and after giving effect to such consolidation, merger or transfer, no Lease Event of Default shall have occurred and be continuing. (Section 5.02)

The Pass Through Trustee

   Unless otherwise specified in the applicable Prospectus Supplement, The First National Bank of Chicago will be the Pass Through Trustee for each of the Trusts. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Section 7.05) With certain exceptions, the Pass Through Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. (Section 7.04) Unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago will also be the Indenture Trustee of the Indentures under which the Equipment Notes are issued. The Company maintains banking relationships in the ordinary course of business with The First National Bank of Chicago.

   The Pass Through Trustee may resign with respect to any or all of the Trusts at any time, in which event GATC will be obligated to appoint a successor trustee. If the Pass Through Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, GATC may remove such Trustee. In addition, any holder of Pass Through Certificates of such Trust for at least six months may in such circumstances, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Pass Through Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.09) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

   The Basic Agreement provides that GATC will pay the Pass Through Trustee's fees and expenses and will indemnify the Pass Through Trustee in accordance with the Participation Agreement with respect to certain taxes. To the extent not indemnified by GATC with respect to such taxes, the Pass Through Trustee may be entitled to be reimbursed by the applicable Trust. (Section 7.07)

                       DESCRIPTION OF THE EQUIPMENT NOTES

   The statements under this caption are summaries and do not purport to be complete. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summaries will apply to the Equipment Notes, the Indenture, the Lease, if any, and the Participation Agreement relating to each Equipment Group. Additional provisions with respect to the Equipment Notes, the Indentures, the Leases, if any, and the Participation Agreements relating to any particular Equipment Group will be described in the applicable Prospectus Supplement.

General

   Each Equipment Note issued under the same Indenture will relate to a single Equipment Group. The Equipment Notes with respect to each Equipment Group will be issued under a separate Indenture between the related Indenture Trustee and GATC (in the case of Owned Equipment Notes) or the related Indenture Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant which is the beneficial owner of such Equipment Group (in the case of Leased Equipment Notes).

   GATC's obligations under each Indenture relating to Owned Equipment and under the related Owned Equipment Notes will be direct obligations of GATC, secured by a security interest in such Owned Equipment. The Leased Equipment Notes will be nonrecourse obligations of the related Owner Trustee. Except in certain circumstances involving GATC's purchase of Leased Equipment and the assumption of the Leased Equipment Notes related thereto, the Leased Equipment Notes will not be direct obligations of, or guaranteed by, GATC; however, GATC will be obligated to make or cause to be made rental and other payments to the related Owner Trustee under the Lease of the related Equipment Group in amounts that will be at least sufficient to pay when due all payments required to be made on the Leased Equipment Notes issued with respect to such Equipment Group. GATC's rental obligations under each Lease will be general obligations of GATC.

Principal and Interest Payments

   Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

   If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

Prepayments

   The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes may be prepaid or purchased, the premium (if any) related to certain prepayments or purchases and other terms applying to prepayments or purchases of such Equipment Notes.

Security

   The Leased Equipment Notes issued with respect to an Equipment Group will be secured by (i) an assignment by the related Owner Trustee to the related Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described in the Prospectus Supplement) under the Lease with respect to such Equipment Group, including the right to receive payments of rent thereunder and (ii) a perfected security interest to such Indenture Trustee in such Equipment Group, subject to the rights of GATC under such Lease. Unless and until an Indenture Event of Default with respect to an Equipment Group has occurred and is continuing, the Indenture Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder.

   The Owned Equipment Notes issued with respect to an Equipment Group will be secured by a perfected security interest from GATC to the related Indenture Trustee in such Equipment Group.

   The Equipment Notes issued under different Indentures will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Equipment Group will not be secured by any other Equipment Group or, in the case of Leased Equipment Notes, the Lease related to any other Equipment Group.

   GATC will be required to file each Indenture, any indenture supplement, each Lease, if any, and any lease supplement with respect to each Equipment Group under the Interstate Commerce Act (or successor law) and will be further required to deposit such documents with the Registrar General of Canada under the Railway Act of Canada and to publish notice of such deposit in accordance with such Act. The filing under the Interstate Commerce Act (or successor law) will give the Indenture Trustee a perfected security interest in each Equipment Unit in such Equipment Group whenever it is located in the United States and in the Lease, if any. Such deposit and publication in Canada will be done in order to protect the lien of the Indenture Trustee in and to the Lease, if any, and the Equipment Units created by the Indenture in Canada or any province or territory thereof, to the extent provided for in the Railway Act of Canada.

   Each Equipment Unit may be operated by GATC or, subject to certain limitations, under sublease or interchange arrangements in the United States, Canada or Mexico. The extent to which the Indenture Trustee's security interest would be recognized in an Equipment Unit located in countries other than the United States is uncertain.

   Funds, if any, held from time to time by the Indenture Trustee with respect to any Equipment Units, including funds held as the result of the loss or destruction of such Equipment Units or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Indenture Trustee, at the direction of GATC (except in the case of a Lease Event of Default under the applicable Lease, if any), in Specified Investments. GATC will pay the amount of any loss resulting from any such investment directed by it.

   GATC will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations.

Limitation of Liability

   The Owned Equipment Notes will be direct obligations of GATC. Except in certain circumstances involving GATC's purchase of Leased Equipment and the assumption of the Leased Equipment Notes related thereto, the Leased Equipment Notes will not be direct obligations of, or guaranteed by, GATC or the Owner Trustees. None of the Owner Trustees, the Owner Participants or the Indenture Trustees, or any affiliates thereof, shall be personally liable to any holder of a Leased Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Indenture Trustees for any amounts payable under the Leased Equipment Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, premium, if any, and interest on Leased Equipment Notes issued with respect to any Equipment Group (other than payments made in connection with an optional prepayment or purchase by the related Owner Trustee) will be made only from the assets subject to the lien of the Indenture with respect to such Equipment Group or the income and proceeds received by the related Indenture Trustee therefrom (including rent payable by GATC under the Lease with respect to such Equipment Group).

   Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Leased Equipment Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Leased Equipment Notes to the Indenture Trustees or to any holder of any Leased Equipment Note.

Indenture Events of Default and Remedies

   The applicable Prospectus Supplement will describe the Indenture Events of Default under the related Indentures, the remedies that the Indenture Trustee may exercise with respect to the related Equipment Group, either at its own initiative or upon instruction from holders of the related Equipment Notes, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Event of Default under any particular Indenture (or a default under any other indebtedness of the Company) will not necessarily result in an Indenture Event of Default under any other Indenture.

   In the case of Leased Equipment Notes, in the event of the bankruptcy of an Owner Participant, it is possible that, notwithstanding that the related Equipment Group is owned by an Owner Trustee in trust, such Equipment Group and the Lease and the Leased Equipment Notes related thereto might become part of the bankruptcy proceeding. In such event, payments on such Leased Equipment Notes might be interrupted and the ability of the Indenture Trustee to exercise its remedies under the applicable Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of such Lease and the related Equipment Group. In addition, in the event of an Owner Participant bankruptcy, the estate might seek court approval to reject the related Lease as an executory contract. Such a Lease rejection, if successful, would leave the Indenture Trustee as a secured creditor in respect of the related Equipment Group with a claim for damages against the estate.

The Leases

   In the case of Leased Equipment Notes, the following provisions will be applicable unless otherwise disclosed in the Prospectus Supplement.

   Term and Rentals. In the case of Leased Equipment, each Equipment Group will be leased separately by the related Owner Trustee to GATC for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Equipment Notes issued with respect to such Equipment Group unless previously terminated as permitted by the related Lease. The basic rental payments by GATC under each Lease will be payable on the dates specified in the applicable Prospectus Supplement, and will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Equipment Notes issued under such Indenture. Although in certain cases the basic rental payments under the Leases may be adjusted, under no circumstances will rental payments be less than the scheduled payments of principal and interest on the Leased Equipment Notes issued under the Indenture relating to such Lease. The balance of any basic rental payments under each Lease, after payment of the scheduled principal and interest on the Leased Equipment Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. GATC's obligation to pay rent and to cause other payments to be made under each Lease will be a general obligation of GATC.

   Net Lease. GATC's obligations in respect of each Equipment Group leased by an Owner Trustee will be those of a lessee under a "net lease." Accordingly, GATC will be obligated, at its cost and expense, to maintain, repair and keep each Equipment Unit in any such Equipment Group in accordance with prudent industry maintenance practices and in compliance in all material respects with all laws and regulations and consistent with maintenance practices used by GATC in respect of equipment owned or leased by GATC similar in type to such Equipment Unit. Subject to certain exceptions, GATC will, at its expense, make all alterations, replacements or modifications required to be made by the Association of American Railroads, the United States Department of Transportation, or any other United States, state or local governmental agency. GATC reserves the right to contest the validity or applicability of any required alterations, replacements or modifications. GATC shall have the right to make alterations, modifications and improvements with respect to each Equipment Unit in any such Equipment Group, provided that no such alteration, modification or improvement shall materially diminish the fair market value, utility or remaining economic useful life of such Unit.

   Insurance. Unless waived or otherwise excused by the terms of any Lease, GATC will be required to procure from reputable insurance companies, property damage and public liability insurance, and, subject to certain limited exceptions, maintain such insurance in such amounts and for such risks and with such insurance companies and subject to such deductibles and self insurance no less comprehensive in amounts and against risks customarily insured against by GATC in respect of equipment owned or leased by it similar in type to the related Equipment Units and consistent with prudent industry standards for companies engaged in full service leasing of railcars, if any.

   Lease Events of Default; Remedies. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Lease, the remedies that the Owner Trustee, or Indenture Trustee as assignee of the Owner Trustee, may exercise with respect to an Equipment Group, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

   Lease Events of Default under each Lease will include, among other things,
(a) failure by GATC to make rental payments under the Lease, (b) failure to maintain insurance as required by the Lease, (c) use of the Equipment Group in contravention of the Lease, (d) breach of any representation or warranty made by GATC in the Lease or in the related Participation Agreement and (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of GATC. Upon the occurrence of a Lease Event of Default under any Lease, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, will be entitled to repossess the Equipment Units and use or sell such Equipment Units free and clear of GATC's rights therein.

   If GATC were to become a debtor in a bankruptcy or reorganization case under the Bankruptcy Code, GATC or its bankruptcy trustee could reject any or all Leases to which it is a party. In such event, there could be no assurance that the amount of any claim for damages under such Leases that would be allowed in such bankruptcy case would be in an amount sufficient to provide for the repayment of the related Leased Equipment Notes. In any case, rejection of a Lease by GATC or its bankruptcy trustee would not deprive the related Indenture Trustee of its security interest in the related Equipment Group.

   GATC is not a railroad, and the protections against the automatic stay in bankruptcy under Section 1168 of the Bankruptcy Code which are granted to lessors, conditional vendors and purchase money financiers of rolling stock to a common carrier by railroad will not be available to an Indenture Trustee upon the occurrence of a Lease Event of Default.

The Participation Agreements

   GATC will be required to indemnify each Indenture Trustee and the Pass Through Trustee and, in the case of Leased Equipment, each Owner Participant and Owner Trustee for certain losses and claims and for certain other matters. Each Owner Participant will be required to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture that arise out of any act of or failure to act by or claim against such Owner Participant. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Equipment Group.

                              ERISA CONSIDERATIONS

   Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may be purchased by an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A fiduciary of a Plan must determine that the purchase of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion by GATC of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion below does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, dealers in securities, financial institutions or foreign investors) may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Pass Through Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates, including the advisability of making any election discussed below. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. It is anticipated that the Trusts will not be indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on any Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust.

   Mayer, Brown & Platt, counsel to GATC, has advised GATC that, in its opinion, based upon its interpretation of analogous authorities under currently applicable law, the Trusts will not be classified as associations taxable as corporations, but, rather will be classified as grantor trusts under subpart E,
Part I of Subchapter J of the Code, and that each Certificateholder of a Trust will be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in such Trust.

General

   GATC believes that each Certificateholder in a Trust will be required to report on its federal income tax return its pro rata share of the entire income from the Equipment Notes or any other property held in such Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder using the cash method of accounting should take into account its pro rata share of income as and when received by the Pass Through Trustee of such Trust. A Certificateholder using an accrual method of accounting should take into account its pro rata share of income as it accrues or is received by such Trustee, whichever is earlier.

   A purchaser of a Pass Through Certificate will be treated as purchasing an interest in each Equipment Note and any other property in a Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of such Pass Through Certificate. GATC believes that at the time of formation of a particular Trust, the purchase price paid for a Pass Through Certificate with respect to such Trust by an original purchaser of a Pass Through Certificate will be allocated among the Equipment Notes in such Trust in proportion to their respective principal amounts. The portion of such Certificateholder's purchase price allocated to each Equipment Note will constitute such Certificateholder's initial tax basis in such Equipment Note.

Sales of Pass Through Certificates

   A Certificateholder's tax basis in a Pass Through Certificate will equal its cost of such Pass Through Certificate, reduced by any amortized premium (as described below) and any payments other than interest made on such Pass Through Certificate and increased by any market discount or original issue discount included in the Certificateholder's income. A Certificateholder that sells a Pass Through Certificate will recognize gain or loss (in the aggregate) in an amount equal to the difference between its adjusted tax basis in the Pass Through Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income) and, if an Equipment Note or other asset of the related Trust is disposed of, or an Equipment Note of the related Trust is prepaid, a Certificateholder will recognize gain or loss (in the aggregate) in an amount equal to the difference between such Certificateholder's adjusted tax basis in such Equipment Note or other asset and the Certificateholder's pro rata portion of the amount realized on the disposition by the Trust or upon such prepayment (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Pass Through Certificate was held as a capital asset and, if the Pass Through Certificate was held for more than one year, will be long-term capital gain or loss to the extent the Equipment Notes have been held by a Trust for more than one year. Any long-term capital gains realized will be taxable under current law to corporate taxpayers at the rates applicable to ordinary income, and to individual taxpayers at a maximum marginal rate of 28%. Any capital losses realized will be deductible by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Market Discount

   A purchaser of a Pass Through Certificate will be considered to have acquired an interest in an Equipment Note held in a Trust at a "market discount" to the extent the remaining principal amount of such Equipment Note allocable to the Pass Through Certificate exceeds the Certificateholder's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificateholder will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to its interest in the Equipment Note.

   In the case of a sale or other disposition of a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which the interest was held by such Certificateholder. In addition, a disposition of a Certificateholder's interest in an Equipment Note by gift (and in certain other circumstances), could result in the recognition of market discount income, computed as if such Note had been sold for its fair market value.

   In the case of a partial principal payment on a Certificateholder's interest in an Equipment Note subject to the market discount rules, Section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such interest was held by such Certificateholder. The amount of any accrued market discount later required to be included in income upon a disposition or subsequent partial principal payment, will be reduced by the amount of accrued market discount previously included in income.

   Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the manner in which market discount is to be accrued will be described in Treasury regulations that have yet to be issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of such obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows: (1) for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period, and (2) for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation as of the beginning of such period.

   Under Section 1277 of the Code, if in any taxable year interest paid or accrued by a Certificateholder on indebtedness incurred or continued to purchase or carry its interest in an Equipment Note subject to the market discount rules exceeds the interest (including OID) currently includible in income with respect to such interest in an Equipment Note, deduction of such interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

   Section 1278 of the Code allows a taxpayer to make an election to include market discount in its gross income currently. If such election is made, the rules of Sections 1276 and 1277 (described above) will not apply to the taxpayer.

   Due to the complexity of the market discount rules, prospective Certificateholders are advised to consult their tax advisors as to the applicability and operation of the market discount rules as they may apply to a Certificateholder's interest in the Equipment Notes held by a Trust.

Premium

   A Certificateholder will generally be considered to have acquired an interest in an Equipment Note at a premium to the extent the Certificateholder's tax basis allocable to such interest exceeds the remaining principal amount of the Equipment Note allocable to such interest. In that event, a Certificateholder who holds a Pass Through Certificate as a capital asset may amortize that premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in the Certificateholder's tax basis in its interest in the Equipment Note if an election under Section 171 of the Code is or has been made with respect to all debt instruments held by the taxpayer (including the Pass Through Certificates). Generally, such amortization is on a constant yield basis. However, in the case of bonds the principal of which may be paid in two or more installments (such as the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on such obligations (see the discussion of market discount above).

   In the case of obligations which may be called at a premium prior to maturity, amortizable bond premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificateholders are urged to consult their own tax advisors as to the amount of any amortizable premium and the advisability of making the election.

Backup Withholding

   Payments made on the Pass Through Certificates and proceeds from the sale of the Pass Through Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under Section 6049(b)(4) of the Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax.

                             CERTAIN ILLINOIS TAXES

   Mayer, Brown & Platt has advised GATC that, in its opinion, under existing Illinois law as of the date hereof (i) the Trusts will not be classified as associations taxable as corporations for purposes of franchise and income taxation by the State of Illinois or any political subdivision thereof; (ii) Certificateholders will be treated as the owners of undivided interests in the assets of the Trusts for purposes of franchise and income taxation by the State of Illinois and any political subdivision thereof; (iii) the Trusts will not be subject to taxation or any other governmental fee or charge by the State of Illinois or any political subdivision thereof; (iv) neither the Equipment Notes nor the Pass Through Certificates will be subject to ad valorem taxation or any other tax on intangible property by the State of Illinois or any political subdivision thereof; (v) neither the delivery of the Equipment Notes to the Trusts nor the acquisition, ownership or disposition of the interest of any Certificateholder in any Pass Through Certificate will be subject to any sales, use or transfer taxes imposed by the State of Illinois or any political subdivision thereof; and (vi) a Certificateholder will not be subject to taxation or any governmental fee or charge by the State of Illinois or any political subdivision thereof, if a Certificateholder (a) is not a resident of the State of Illinois, or otherwise subject to any tax, governmental charge or fee imposed by the State of Illinois or any political subdivision thereof, (b) does not otherwise have part of its receipt or income includible (either directly or indirectly) in a tax return filed by a Certificateholder (or an affiliate of the Certificateholder) in the State of Illinois, and (c) would not be subject to taxation or any governmental fee or charge by the State of Illinois if, instead of owning said Pass Through Certificates, the Certificateholder owned its share of the assets of a Trust directly.

   Neither the Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for the distribution to the Certificateholders of such Trust. In general, should a Certificateholder or a Trust be subject to any state or local tax which would not be imposed if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                              PLAN OF DISTRIBUTION

   The Company may sell the Pass Through Certificates being offered hereby: (i) through agents, (ii) to or through underwriters, (iii) through dealers, (iv) directly to purchasers or (v) through a combination of any such methods of sale.

   The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, or (ii) at market prices prevailing at the time of sale, or (iii) at prices related to such prevailing market prices, or (iv) at negotiated prices.

   Offers to purchase the Pass Through Certificates may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

   If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction, including commissions, discounts and other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public.

   If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Company or the Pass Through Trustee, as the case may be, will sell such Pass Through Certificates to the dealer, as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale.

   Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

   Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

   The validity of the Pass Through Certificates will be passed upon for GATC by Mayer, Brown & Platt, Chicago, Illinois, and for any underwriters or agents, by Winston & Strawn, Chicago, Illinois. Both Mayer, Brown & Platt and Winston & Strawn will rely on the opinion of the Law Department of The First National Bank of Chicago, as to basic matters relating to the authorization, execution and delivery of the Pass Through Certificates under the Basic Agreement. From time to time, Winston & Strawn has acted as special counsel to GATX Capital Corporation, a wholly owned subsidiary of GATX.

                                    EXPERTS

   The consolidated financial statements and related schedules of GATC appearing in GATC's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      Appendix I

                           GLOSSARY OF CERTAIN TERMS

   The following is a glossary of certain terms used in this Prospectus relating to the Pass Through Certificates. The definitions of terms used in this glossary that are also used in the Basic Agreement, Trust Supplements, Indentures, Leases or Participation Agreements are qualified in their entirety by reference to the definitions of such terms contained therein. Additional terms or changes in the terms defined below may appear in the applicable Prospectus Supplement.

   "Basic Agreement" means the Pass Through Trust Agreement, dated as of August 1, 1992, between GATC and the Pass Through Trustee.

   "Business Day," when used with respect to the Pass Through Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which commercial banking institutions in New York, New York, Chicago, Illinois or a city and state in which the Pass Through Trustee or any related Indenture Trustee maintains its Corporate Trust Office are authorized or obligated by law, regulation or executive order to be closed.

   "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust.

   "Certificate Owner" means a person acquiring an interest in a Pass Through Certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company.

   "Certificateholder" means the Person in whose name a Pass Through Certificate is registered.

   "Code" means the United States Internal Revenue Code of 1986, as amended.

   "Commission" means the Securities and Exchange Commission.

   "Equipment Group" means all the railcars (which may include various types or categories of standard gauge rolling stock) in respect of which a particular series of Equipment Notes is issued.

   "Equipment Notes" means the Owned Equipment Notes and the Leased Equipment Notes.

   "Equipment Unit" or "Unit" means an individual railcar.

   "Event of Default" means, with respect to the Equipment Notes held in any Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures.

   "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between (a) GATC and an Indenture Trustee with respect to the issuance of Owned Equipment Notes or (b) an Owner Trustee and an Indenture Trustee with respect to the issuance of Leased Equipment Notes, as each such agreement may be amended or supplemented in accordance with its respective terms.

   "Indenture Event of Default" means each of the events designated as an event of default in an Indenture, as described in the applicable Prospectus Supplement.

   "Indenture Trustee," when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Indenture Trustee as such trustee.

   "Lease" means each of the lease agreements entered into with respect to Leased Equipment between an Owner Trustee and GATC, as each such lease agreement may from time to time be amended or supplemented.

   "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in the applicable Prospectus Supplement.

   "Leased Equipment" means each Equipment Group leased by an Owner Trustee to GATC pursuant to a Lease.

   "Leased Equipment Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures relating to Leased Equipment.

   "Owned Equipment" means each Equipment Group that is security for the obligations of GATC under the Owned Equipment Notes.

   "Owned Equipment Notes" means the equipment notes issued, with recourse to GATC, by GATC pursuant to the Indentures relating to Owned Equipment.

   "Owner Participant" means each of the owner participants for whose benefit an Owner Trustee owns an Equipment Group leased to GATC pursuant to a Lease and its permitted successors and assigns.

   "Owner Trustee," when used with respect to any Leased Equipment Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee " referred to in the applicable Indenture, not in its individual capacity but solely as trustee; and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture, Lease or Participation Agreement.

   "Participation Agreement" when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Pass Through Trustee.

   "Pass Through Certificate" means each of the Pass Through Certificates to be issued by each of the Trusts pursuant to the Basic Agreement and the related Trust Supplement.

   "Pass Through Trustee" means, unless otherwise specified in a Prospectus Supplement, The First National Bank of Chicago, in its capacity as Pass Through Trustee under each Trust, and each other person which may from time to time act as successor Pass Through Trustee under such Trust.

   "Pool Balance" means, for each Trust, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Pass Through Trustee and not yet distributed plus the amount of any moneys held in the related escrow account (other than earnings thereon). The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

   "Pool Factor" means, for each Trust, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance of such Trust by (ii) the aggregate original principal amount of the Equipment Notes held in such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

   "Regular Distribution Date" means each date on which a Scheduled Payment will be distributed, as specified in the applicable Prospectus Supplement.

   "Scheduled Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Pass Through Trustee on the Regular Distribution Dates specified in the applicable Prospectus Supplement.

   "Special Distribution Date" means each date on which a Special Payment will be distributed, as specified in the applicable Prospectus Supplement.

   "Special Payment" means (i) any payment of principal, premium, if any, and interest resulting from the prepayment or purchase of an Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on or any other amount in respect of an Equipment Note held in a Trust upon an Indenture Event of Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, premium, if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date, (iv) any proceeds from the sale of any Equipment Note upon an Event of Default, or (v) the amounts available for distribution from a Trust as a result of the failure to apply such amounts to the purchase of Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement.

   "Special Payments Account" means the one or more accounts established and maintained by the Pass Through Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Special Payments on the Equipment Notes held in such Trust.

   "Specified Investments" when used with respect to any Trust, means, unless otherwise specified in the related Prospectus Supplement, (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States of America is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Indenture Trustee or Owner Trustee if such conditions are met) and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through (iii) above; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

   "Trust" means each of the General American Transportation Corporation Pass Through Trusts to be formed pursuant to the Basic Agreement and a Trust Supplement.

   "Trust Property" means the Equipment Notes held as the property of a Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Trust, including any proceeds from the sale by the Pass Through Trustee of any such Equipment Note in connection with an Event of Default.

   "Trust Supplement" means each of the Pass Through Trust Supplements between GATC and the Pass Through Trustee, pursuant to each of which a Trust is formed and a series of Pass Through Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Trust.

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